Exhibit 1.01

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                     COMMUNITY BANK SHARES OF INDIANA, INC.

                              THE BANCSHARES, INC.

                                       and

                              CBIN SUBSIDIARY, INC.

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                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 15th day of February, 2006, by and among (i) COMMUNITY BANK SHARES OF SOUTHERN INDIANA, INC., an Indiana corporation with its principal executive offices located at 101 West Spring Street, New Albany, Indiana 47150 ("Company"), (ii) CBIN SUBSIDIARY, INC., an Indiana corporation with its principal executive offices located at 101 West Spring Street, New Albany, Indiana 47150 ("Merger Subsidiary") and (iii) THE BANCSHARES, INC., an Indiana corporation with its principal executive offices located at 125 West McClain Avenue, Scottsburg, Indiana 47170 ("TBI").

                                    PREAMBLE

      The Boards of Directors of the Company, TBI and Merger Subsidiary are of the opinion that the transactions described herein are in the best interests of the Parties and their respective shareholders. This Agreement and the Plan of Merger attached hereto and incorporated by reference at Exhibit A provide for the acquisition of TBI by the Company pursuant to the merger of TBI with and into Merger Subsidiary. At the Effective Time, the outstanding shares of the common stock of TBI shall be converted into the right to receive cash and shares of Company Common Stock (except as otherwise provided herein) and immediately before the Effective Time certain outstanding options respecting the common stock of TBI shall be purchased by TBI for cash. As a result, the shareholders of TBI shall become shareholders of the Company and Merger Subsidiary (as the Surviving Corporation) shall continue to conduct its business and operations as a wholly-owned subsidiary of the Company. The transactions described in this Agreement are subject to the approvals of the FRB, the Department and other applicable federal and state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties that this Agreement for federal income tax purposes shall constitute a plan of merger and the Merger shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code.

      NOW THEREFORE, in consideration of the premises and the mutual and dependent covenants and undertakings contained in this Agreement, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 Certain Defined Terms. The words listed in this Article 1 when used and capitalized in this Agreement shall have the meanings set forth for each by this Article 1. Certain other capitalized terms when used in this Agreement shall have the meanings ascribed to them when first encountered elsewhere in this Agreement:

            (a) "Acquisition Proposal" shall mean with respect to any Party any bona fide written proposal or offer from any Person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or the Assets

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of such Party and its  Subsidiaries,  taken as a whole,  (ii) direct or indirect acquisition or purchase of equity securities of such Party (or, in the case of TBI, the Bank) representing 50% or more of the combined voting power of such Party (or, as applicable, the Bank), (iii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning equity securities of such Party (or, in the case of TBI, the Bank) representing 50% or more of the combined voting power of such Party (or, as applicable, the Bank), or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such Party (or, in the case of TBI, the Bank), other than the transactions contemplated by this Agreement.

            (b) "Adverse Consequences" shall mean all Proceedings, charges, claims, demands, injunctions, Orders, damages, dues, assessments, expenditures, outlays, awards, penalties, fines, costs, interest, amounts paid in settlement, liabilities, obligations, payments, premiums, taxes, liens, losses, reduction in value, loss of use, injuries, expenses and fees of whatever nature, including without limitation response, restoration, investigative, removal, remedial, monitoring or inspection costs and court costs and reasonable attorneys' fees and expenses.

            (c) "Affiliate" means, as applied to any Person, (i) any director, executive officer, or general partner of such Person, (ii) any other Person directly or indirectly controlling, controlled by or under common control with or by such Person or (iii) any other Person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the equity capital of such Person; provided, however, that it is the intent of the parties that neither the Company nor Merger Subsidiary shall be deemed or construed to be an Affiliate of TBI and TBI shall not be deemed or construed to be an Affiliate of the Company or Merger Subsidiary. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by Contract or otherwise.

            (d) "Affiliate Agreement" shall mean an agreement substantially in the form of Exhibit B hereto to be delivered to the Company prior to the Closing by each TBI and Bank Affiliate other than Kathleen Julian and Russell Comer.

            (e) "Agreement" shall mean this Agreement and Plan of Merger and the Schedules, Exhibits and other certificates or documents delivered pursuant hereto.

            (f) "Anticipated Closing Date" shall have the meaning assigned such term in Section 2.3 hereof.

            (g) "Articles of Merger" shall mean the Articles of Merger to be executed by the Company, Merger Subsidiary and/or TBI and filed with the Secretary of State of the State of Indiana relating to the Merger as contemplated by Section 2.3 hereof.

            (h) "Assets" of a Person shall mean all of the assets, properties, businesses,


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and rights of such  Person of every kind,  nature,  character  and  description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise, wherever located.

            (i) "Bank" shall mean The Scott County State Bank, an Indiana state banking corporation.

            (j) "Bank Employment Agreement" shall mean an employment agreement between the Bank and certain Bank employees substantially in the form of Exhibit C hereto.

            (k) "Bank Secrecy Act" shall have the meaning  assigned such term in
Section 6.28 hereof.

            (l) "Bankruptcy Event" shall mean, with respect to a Person, if such Person shall (i) discontinue business, or cease doing business for more than ten
(10) days; (ii) make a general assignment for the benefit of creditors; (iii) apply for or consent to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its assets; (iv) be adjudicated bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or file a petition or an answer seeking a composition, reorganization or an arrangement with creditors or seek to take advantage of any other Law (whether federal or state) relating to relief for debtors, or admit (by answer, default or otherwise) the material allegations of any petition filed against it in any bankruptcy, reorganization, composition, insolvency or other Proceeding (whether federal or state) relating to relief for debtors; (vi) suffer the filing of any involuntary petition in any bankruptcy, reorganization, insolvency or other Proceeding (whether federal or state), if the same is not dismissed within sixty
(60) days after the date of such filing; (vii) suffer or permit to continue any judgment, decree or order entered by a court which assumes control of its business or financial affairs or approves a petition seeking a reorganization, composition or arrangement of its business or financial affairs or any other judicial modification of the rights of any of its creditors, or appoints a receiver, trustee or liquidator for it, or for all or a substantial part of any of its businesses or assets or financial affairs; (viii) be enjoined or restrained from conducting all or a material part of any of its businesses as then conducted or as hereafter conducted and the same is not dismissed and dissolved within thirty (30) days after the entry thereof; (ix) not be paying its debts generally as they become due; or (x) admits in writing its inability, or is unable, to pay its debts generally as they become due.

            (m) "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended, 12 U.S.C. ss. 1841, et. seq..

            (n) "Cash Consideration" shall have the meaning assigned such term in Section 4.1(c)(i)(A) hereof.

            (o) "Cash Consideration Percentage" shall have the meaning assigned such term in Section 4.1(c)(ii) hereof.

            (p) "Cash Election Shares" shall have the meaning assigned such term in Section 4.1(c)(iii) hereof.


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            (q)  "Certificates"  shall have the  meaning  assigned  such term in
Section 5.1(b) hereof.

            (r) "Change in Control" shall mean (i) any merger, consolidation, share exchange or other reorganization or recapitalization to which a Party or any of its Subsidiaries is a party or subject, (ii) the sale, lease or exchange following the date of this Agreement (either in one (1) transaction or a series of transactions) of five percent (5%) or more of the Assets of a Party or any of its Subsidiaries within a one (1) year period, (iii) the issuance of equity interests in a Party or any of its Subsidiaries following the date of this Agreement (either in one (1) transaction or a series of transactions) which increases by five percent (5%) or more the equity of a Party or any of its Subsidiaries or (iv) the issuance of voting interests in a Party or any of its Subsidiaries following the date of this Agreement (either in one (1) transaction or a series of transactions) equal to five percent (5%) or more of the voting interests of a Party or any of its Subsidiaries prior to such issuance.

            (s) "Claim  Notice"  shall have the  meaning  assigned  such term in
Section 12.4(a) hereof.

            (t) "Closing" shall mean the consummation of the Merger hereunder and the other transactions contemplated hereunder and the satisfaction of all other conditions precedent thereto as set forth hereinafter.

            (u) "Closing Date" shall mean the date on which the Closing occurs.

            (v) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto and all rulings and regulations issued pursuant thereto or any successor thereto.

            (w) "Company" shall mean Community Bank Shares of Indiana, Inc., an Indiana corporation.

            (x) "Company Common Stock" shall mean the common stock, $.10 par value per share, of the Company.

            (y) "Company Disclosure Memorandum" shall mean the written informational document entitled "Company Disclosure Memorandum" delivered prior to the date of this Agreement to TBI by the Company describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

            (z) "Company Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of the Company as of September 30, 2005, and as of December 31, 2004 and 2003, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 2005, and for each of the three years ended December 31, 2004, 2003 and 2002, as filed by Company in SEC Documents, and (ii) the consolidated balance sheets


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of the  Company  (including  related  notes and  schedules,  if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 2005.

            (aa) "Company Indemnified Persons" shall have the meaning assigned such term in Section 12.2 hereof.

            (bb) "Company Stock Price" shall mean the average of the daily closing prices of a share of Company Common Stock as reported on the NASDAQ Capital Market for the fifteen (15) consecutive days when the stock markets are open for trading ending on the Company Stock Price Calculation Date; provided, however, that in the event the aforesaid average of the daily closing prices is
(i) below $20.00, then "Company Stock Price" shall mean $20.00 and (ii) above $25.00, then "Company Stock Price" shall mean $25.00.

            (cc) "Company Stock Price Calculation Date" shall mean the date which is the fifteenth day prior to the Anticipated Closing Date.

            (dd) "Company Subsidiaries" shall mean the Subsidiaries of the Company and any Person acquired as a Subsidiary of the Company in the future and owned by Company at the Effective Time.

            (ee) "Confidentiality Agreement" shall mean collectively that Confidentiality Agreement dated November 3, 2005 between TBI and the Company and the related Reciprocal Confidentiality Agreement dated December 14, 2005 between TBI and the Company.

            (ff) "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Governmental Authorization.

            (gg) "Continuing Indemnified Person" shall have the meaning assigned such term in Section 9.12(a) hereof.

            (hh) "Contract" shall mean any legally binding written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, order, permit, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its equity capital, assets or business.

            (ii)  "Covered  Claim" shall have the meaning  assigned such term in
Section 12.4(a) hereof.

            (jj) "Current Hauer Employment Agreement" shall mean that Employment Agreement dated January 14, 1994 by and among the Bank, TBI and Steve A. Hauer.


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            (kk) "Default"  shall mean (i) any breach or violation of or default under any Contract, (ii) any occurrence or event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract or (iii) any occurrence or event that with or without the passage of time or the giving of notice would give rise to a right to
terminate,   revoke,  modify,  cancel,  amend,  change  the  current  terms  of, renegotiate, or to accelerate, increase or impose any liability under, any Contract.

            (ll) "Department" shall mean the Indiana Department of Financial Institutions.

            (mm) "Dissenting Shares" shall mean any shares of TBI Common Stock with respect to which the record or beneficial holder has properly perfected the holder's rights to dissent under Chapter 44 of the IBCL.

            (nn) "Effective  Time" shall have the meaning  assigned such term in
Section 2.3 hereof.

            (oo)  "Election  Date" shall have the meaning  assigned such term in
Section 5.2(b) hereof.

            (pp) "Encumbrance" shall mean any claim, lien, security interest (or other security arrangement), charge, equity, mortgage, pledge, community property interest, condition, equitable interest, option, right of first refusal, conditional sale agreement, default of title, hypothecation, reservation, title retention or encumbrance of any nature whatsoever.

            (qq) "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

            (rr) "Environmental  Laws" means any Laws that require or relate to:
(a) advising appropriate authorities, employees and the public of intended or actual releases of pollutants or Hazardous Materials, violations of discharge limits or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or Hazardous Materials into the Environment; (c) reducing the quantities, preventing the release or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials or other potentially harmful substances; (g) cleaning up pollutants that have been released preventing the threat of release or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets. "Environmental Laws" shall include, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, ss.ss. 42 U.S.C. 9601 et seq. ("CERCLA")


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or any successor law, and regulations and rules issued pursuant thereto or any successor, and the Resource Conservation and Recovery Act, as amended ss.ss. 42 U.S.C. 6901 et seq. ("RCRA") or any successor law, and regulations and rules issued pursuant thereto or any successor.

            (ss) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor thereto, and regulations and rules issued pursuant thereto or any successor thereto.

            (tt) "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Person under consideration would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

            (uu) "Exchange Agent" shall mean Registrar and Transfer Company.

            (vv)  "Exchange  Fund" shall have the meaning  assigned such term in
Section 5.1(a) hereof.

            (ww) "Exhibits" shall mean the exhibits so marked and attached to this Agreement, which Exhibits are hereby incorporated herein by reference and made a part hereof.

            (xx) "FDIC" shall mean the Federal Deposit Insurance Corporation.

            (yy) "Form of Election" shall have the meaning assigned such term in
Section 5.2(b) hereof.

            (zz) "FRB" shall mean the Board of Governors of the Federal Reserve System.

            (aaa) "Funded Debt" shall mean, at any date, all indebtedness for borrowed money issued, incurred, assumed or guaranteed of or by a Person which would, in accordance with GAAP, be classified as funded indebtedness, but in any event "Funded Debt" shall include all indebtedness for borrowed money, whether secured or unsecured. However, notwithstanding the foregoing, "Funded Debt" shall not include, with respect to the subject Person, any liability or obligation of the subject Person incurred in the Ordinary Course of the subject Person's banking or trust business with respect to (i) any deposits held by the subject Person or funds collected by the subject Person; (ii) any banker's acceptance or letter of credit issued by the subject Person; (iii) any check, note, certificate of deposit, money order, traveler's check, draft or bill of exchange accepted or endorsed by the subject Person; (iv) any lease of real or personal property, purchase money security agreement or similar instrument not involving an obligation of the subject Person for borrowed money other than purchase money indebtedness; (v) any guarantee or similar obligation incurred by the subject Person in such circumstances as are incidental or usual in carrying on the banking or trust business; (vi) any transaction in the nature of an extension of credit, whether in the form of a commitment or otherwise, undertaken by the subject Person for the account of a third party after the application by the subject Person of the same banking considerations and legal lending limits that would otherwise be applicable if the transaction were a loan to such party; and (vii) any transaction in which the subject Person acts solely in a fiduciary or agency capacity.


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            (bbb) "GAAP" shall mean  generally  accepted  accounting  principles applicable to banks and bank holding companies as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, in each case which are applicable to the circumstances as of the date of determination.

            (ccc) "Governmental Authorization" shall mean any approval, Consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

            (ddd) "Governmental Body" shall mean any: (a) nation, state, county, city, town, village, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any self-regulatory organization, governmental agency, branch, department, official or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

            (eee) "Hazardous Materials" shall mean any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant or otherwise regulated under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including (without limitation) petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials and polychlorinated biphenyls, substances containing polychlorinated biphenyls, nitrate, perchloroethylene,
1,1,1-trichloroethane,          trichloroethylene,          tetrachloroethylene,
1,1-dichloroethane, 1, 1-dichloroethene, cis-1, 2-dichloroethene, trans-1, 2-dichloroethene, copper, chromium, zinc, cadmium, lead, mercury, nickel, iron, magnesium, nitrite and aluminum.

            (fff)  "IBCL"  shall  mean the  Indiana  Business  Corporation  Law,
Article 1 of Title 23, et. seq., of the Indiana Code.

            (ggg)  "IIPI" shall have the meaning  assigned  such term in Section
6.26 hereof.

            (hhh) "Indemnified Person" shall have the meaning assigned such term in Section 12.4(a) hereof.

            (iii) "Indication of Interest" shall mean that certain Indication of Interest respecting TBI dated January 4, 2006 from the Company to Gary Kennedy of Alex Sheshunoff & Co. Investment Banking.

            (jjj)  "Intellectual  Property"  shall mean any  copyrights (in both
published  and  unpublished   works),   patents,   trademarks   (registered  and
unregistered), service marks, service


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names, fictional business names and trade names, technology rights and licenses,
computer   software   (including  any  source  or  object  codes   therefore  or
documentation  relating  thereto),  trade  secrets,   confidential  information,
customer lists, technical information, research and development information and records, data processing technology, plans, drawings, blueprints, franchises,
know-how,   inventions  and  discoveries   (whether  or  not  patentable),   any
applications for any of the foregoing and any other intellectual property rights of whatever nature.

            (kkk) "Knowledge:" a Person who is an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time during the eighteen (18) months prior to the Effective Time served, as a director, officer, partner, management employee, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

            (lll) "Law" shall mean any code, law, constitution, ordinance, regulation, principle of common law, reporting or licensing requirement, rule, treaty or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any Governmental Body wherever located.

            (mmm) "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

            (nnn) "Material Adverse Effect" shall mean that the Adverse Consequences from an event, change, or occurrence, individually or together with any other event, change or occurrence, have had or can reasonably be expected to have a material adverse impact (financial or otherwise) on (i) the financial condition, business, results of operations or properties of the subject Person or (ii) the ability of the subject Person to perform its obligations under this Agreement or to consummate other transactions contemplated by this Agreement in accordance with applicable Law; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by Governmental Bodies, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions or omissions of a Party (or any of its Subsidiaries) taken with the prior written consent of the other Parties pursuant to Section 12.8 hereof or (d) changes in economic conditions or interest rates generally affecting financial institutions.

            (ooo) "Merger" shall have the meaning  assigned such term in Section
2.1 hereof.

            (ppp) "Merger  Consideration" shall mean $30,436,200  (consisting of
(i) the aggregate Cash  Consideration,  (ii) the aggregate Stock  Consideration,
(iii) any cash payable in lieu of fractional shares as contemplated by Section 5.1(e) hereof payable to the holders of TBI Common Stock and (iv) the amount equal to the number of Disssenting Shares times $150.00).

            (qqq) "Merger Subsidiary" shall mean CBIN Subsidiary, Inc., a wholly-owned subsidiary of the Company organized under the Laws of the State of Indiana.

            (rrr) "Merger Subsidiary Common Stock" shall mean the common stock, no par value per share, of Merger Subsidiary.

            (sss) "NASD" shall mean the National Association of Securities Dealers, Inc.

            (ttt) "NASDAQ Capital Market" shall mean the Capital Market of The NASDAQ Stock Market, Inc.

            (uuu) "1933 Act" shall mean the Securities Act of 1933, as amended.

            (vvv) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

            (www) "New Hauer Employment Agreement" shall mean an employment agreement between the Bank and Steve A. Hauer substantially in the form of Exhibit D hereto.

            (xxx) "Notice of Adverse Recommendation" shall have the meaning assigned such term in Section 9.8(b) hereof.

            (yyy) "Operating Property" shall mean any property owned (or previously owned) by the Party in question or any of its Subsidiaries or in which the Party in question or any of its Subsidiaries holds (or previously held) a security interest and, where required by Contract, such term means the owner or operator of the said property, but only with respect to such property.

            (zzz) "Option Spread" shall mean the cash sum, with respect to any TBI Exercisable Stock Option, equal to $150 less the exercise price of the subject TBI Exercisable Stock Option.

            (aaaa) "Order" shall mean any administrative decision or award, directive, decree, judgment, order, quasi-judicial decision or award, ruling, subpoena, injunction, decision, verdict or writ of any court, arbitrator, mediator, tribunal or Governmental Body.

            (bbbb) "Ordinary Course" or "Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary
Course" or the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors or the shareholders of such Person (or by any Person or group of Persons exercising similar authority); and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors or the shareholders (or by any Person or group of Persons exercising similar authority or shareholders), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

            (cccc) "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates (or previously participated) in the management of such facility or property and, where required by the Contract, such term means the owner or operator of said facility or property, but only with respect to said facility or property.

            (dddd) "Party" shall mean TBI, Merger Subsidiary or the Company and "Parties" shall mean, collectively, TBI, Merger Subsidiary and the Company.

            (eeee) "Permit" shall mean any federal, state, local or foreign Governmental Authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets or business.

            (ffff) "Person" shall mean any individual, association, corporation (including, without limitation, any non-profit corporation) estate, general partnership, limited liability partnership, limited partnership, limited liability company, joint stock association, joint venture, firm, trust, business trust, cooperative, executor, administrator, nominee or entity in a representative capacity, group acting in concert, Governmental Body, unincorporated association or other legal entity or organization.

            (gggg) "Plan of Merger" shall mean the Plan of Merger of even date herewith entered into by the Company, Merger Subsidiary and TBI, in the form of Exhibit A hereto.

            (hhhh) "Proceeding" shall mean any action, arbitration, adjudication, case, cause of action, audit claim, litigation, suit, complaint, citation, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, notice of violation, administrative or other proceeding of whatever nature, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting any Person, its business, Assets or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

            (iiii) "Real Property" shall have the meaning  assigned such term in
Section 6.11(b) hereof.

            (jjjj) "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by the Company under the 1933 Act with respect to the shares of Company Common Stock to be issued to the shareholders of TBI in connection with the transactions contemplated by this Agreement.

            (kkkk) "Regulatory Authorities" shall mean, collectively, the FRB, the Department, all state regulatory agencies having jurisdiction over any of the Parties or their respective Subsidiaries, the NASD and the SEC.

            (llll) "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant or other representative of a Person.

            (mmmm) "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, options, purchase rights, warrants or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other equity interests of whatever nature or other rights, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or other equity interests of whatever nature, or by which a Person is or may be bound to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock.

            (nnnn) "Schedules" shall mean the schedules so marked and attached to this Agreement, which Schedules are hereby incorporated herein by reference and made a part hereof.

            (oooo) "SEC" shall mean the Securities and Exchange Commission.

            (pppp) "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, certifications, exhibits and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with the SEC pursuant to the Securities Laws.

            (qqqq) "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

            (rrrr) "Significant Subsidiary" shall have the meaning assigned such term in Rule 1-02(w) of Regulation S-X promulgated under the Securities Laws.

            (ssss) "Stock Consideration" shall have the meaning assigned such term in Section 4.1(c)(i)(B) hereof.

            (tttt) "Stock Consideration Percentage" shall have the meaning assigned such term in Section 4.1(c)(ii) hereof.

            (uuuu) "Stock Election" shall have the meaning assigned such term in
Section 5.2(b) hereof.

            (vvvv) "Stock Election Shares" shall have the meaning assigned such term in

Section 4.1(c)(iii) hereof.

            (wwww) "Stock Option Consideration" shall have the meaning assigned such term in Section 4.2.

            (xxxx) "Subsidiaries" shall mean all those Persons of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

            (yyyy) "Superior Proposal" shall mean an Acquisition Proposal from any Person to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of TBI or the Bank then outstanding or all or substantially all of the Assets of TBI or the Bank that the Board of Directors of TBI determines in its good faith judgment, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including, without limitation, any break-up fees, expense reimbursement provisions, required financing and whether conditions to consummation are reasonably capable of being completed), would be more favorable from a financial point of view to the stockholders of TBI than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by the Company in response to such Acquisition Proposal).

            (zzzz) "Surviving Corporation" shall have the meaning assigned such term in Section 2.1 hereof.

            (aaaaa) "Taxes" shall mean all taxes, charges, fees, levies, imposts or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, goods and services, ad valorem, transfer, alternative, net worth, value added, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest, fines and penalties, additions to tax or additional amounts imposed by any Governmental Body and whether disputed or not.

            (bbbbb) "Tax Returns" shall mean all returns and reports of or with respect to any Tax, which are required to be filed by or with respect to the applicable Person.

            (ccccc)   "TBI"  shall  mean  The   Bancshares,   Inc.,  an  Indiana
corporation.

            (ddddd) "TBI Adverse Recommendation Change" shall have the meaning assigned such term in Section 9.8(b) hereof.

            (eeeee) "TBI Benefit Plans" shall have the meaning assigned such term in Section 6.18(a) hereof.

            (fffff) "TBI Common Stock" shall mean the common stock, no par value per share, of TBI.

            (ggggg) "TBI Disclosure Memorandum" shall mean the written informational document entitled "TBI Disclosure Memorandum" delivered to the Company by TBI prior to the date of this Agreement describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

            (hhhhh) "TBI ERISA Plan" shall mean any TBI Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

            (iiiii) "TBI Exercisable Stock Options" shall mean all of the TBI Stock Options which immediately prior to the Effective Time remain unexercised that, either by their express terms or by virtue of action on the part of the Board of Directors of TBI accelerating the exercisability thereof, are at such time exercisable.

            (jjjjj) "TBI Financial Statements" shall have the meaning assigned such term in Section 6.5 hereof.

            (kkkkk) "TBI Indemnified Persons" shall have the meaning assigned such term in Section 12.3 hereof.

            (lllll) "TBI Proxy Statement" shall mean the proxy statement used by TBI to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of the Company relating to the issuance of shares of Company Common Stock to holders of TBI Common Stock.

            (mmmmm) "TBI Shareholders' Meeting" shall mean the meeting of the shareholders of TBI to be held pursuant to Section 9.1 hereof, including any adjournment or adjournments thereof, at which the Merger and Plan of Merger are approved by the shareholders of TBI.

            (nnnnn) "TBI Stock Options" shall mean the outstanding stock options as of the date hereof with respect to the purchase of TBI Common Stock as described in Section 6.3 of the TBI Disclosure Memorandum.

            (ooooo) "TBI Subsidiaries" shall mean the Subsidiaries of TBI, which shall include the TBI Subsidiaries described in Section 6.4 hereof and any corporation, bank, or other Person acquired as a Subsidiary of TBI in the future and owned by TBI at the Effective Time.

            (ppppp) "Technology Systems" shall have the meaning assigned such term in Section 6.27(a) hereof.

            (qqqqq) "Termination Fee" shall mean the cash sum of $1,200,000.

                                    ARTICLE 2
                        TRANSACTIONS AND TERMS OF MERGER

      2.1 Merger. Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time, TBI shall be merged with and into Merger Subsidiary in accordance with the provisions of Indiana Code 23-1-40-1 of the IBCL, and with the effect provided in Indiana Code 23-1-40-6 of the IBCL (the "Merger"). Merger Subsidiary shall be the surviving corporation resulting from the Merger (the "Surviving Corporation") and shall continue to be governed by the Laws of the State of Indiana. The Merger shall be consummated pursuant to the terms of this Agreement and the Plan of Merger, which have been approved and adopted by the respective Boards of Directors of TBI, the Company and Merger Subsidiary.

      2.2 Time and Place of Closing. The Closing will take place at 10:00 A.M., local New Albany, Indiana time, on the date on which the Effective Time is to occur (or the immediately preceding day if the Effective Time is to be earlier than 10:00 A.M., local New Albany, Indiana time), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

      2.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Indiana (the "Effective Time"). Subject to the terms and conditions hereof, including the adjustment of the Anticipated Closing Date pursuant to Section 5.2(b) hereof, unless (i) otherwise mutually agreed upon in writing by the chief executive officers of each Party, (ii) this Agreement is terminated pursuant to
Article 11 hereof or (iii) the Company in its discretion chooses a later Closing Date and Effective Time based upon the Company's evaluation of the application to the Company (if any) of Section 404 of the Sarbanes-Oxley Act of 2002, the Parties shall use their reasonable efforts to cause the Effective Time to occur as soon as is reasonably practicable on the date (the "Anticipated Closing Date") five (5) days following the last to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger (taking into account any requisite waiting period in respect thereto), (ii) the date on which the shareholders of TBI approve this Agreement, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each Party's obligations hereunder shall have been satisfied or waived (to the extent waivable by such Party).

      2.4 Restructure of Transaction. The Company shall have the right with the consent of TBI (which consent may not be unreasonably withheld, conditioned or delayed) to revise the structure of the Merger contemplated by this Agreement in order to achieve tax benefits or for any other reason which the Company may deem advisable; provided, however, that the Company shall not have the right, without the approval of the Board of Directors of TBI and, if required by the IBCL, the holders of TBI Common Stock, to make any revision to the structure of the Merger which: (i) changes the amount of the consideration which the holders of shares of TBI Common Stock are entitled to receive (determined in the manner provided in Section 4.1 hereof); (ii) changes the intended tax free effects of the Merger with respect to the Stock Consideration to the Company, TBI or the holders of shares of TBI Common Stock;
(iii) would permit the Company to pay the Stock Consideration other than by delivery of Company Common Stock registered with the SEC (in the manner described in Section 5.1 of this Agreement); (iv) would be materially adverse to the interests of TBI or adverse to the holders of shares of TBI Common Stock; or
(v) would materially impede or delay consummation of the Merger. The Company may exercise this right of revision by giving written notice to TBI in the manner provided in Section 13.6 hereof which notice shall be in the form of an amendment to this Agreement and the Plan of Merger or in the form of an Amended and Restated Agreement and Plan of Merger.

                                    ARTICLE 3
                                 TERMS OF MERGER

      3.1 Articles of Incorporation. The Articles of Incorporation of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

      3.2 Bylaws. The Bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

      3.3 Directors and Officers. The directors of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                    ARTICLE 4
                           MANNER OF CONVERTING SHARES

      4.1 Conversion of Shares. Subject to the provisions of this Article 4 (and
Article 3 of the Plan of Merger), at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Subsidiary, TBI, or the shareholders of any of the foregoing, the shares of the constituent Parties shall be converted as follows:

            (a) Each share of Company Common Stock (and any Rights with respect to Company Common Stock) issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time;

            (b) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one share of the Surviving Corporation from and after the Effective Time;

            (c) (i) Subject to Sections 4.1(c) (ii), (iii) and (iv) and Section 4.1(d) below, each issued and outstanding share of TBI Common Stock outstanding immediately prior to the Effective Time shall be converted, subject to the provisions of this Article 4, into one of the following:

                        (A) cash in the amount of $150, without interest (the "Cash Consideration"); or

                        (B) that number of shares of Company Common Stock, rounded to the nearest thousandth of a share, equal to the quotient obtained by dividing $150.00 by the Company Stock Price (the "Stock Consideration").

                  (ii) Notwithstanding anything herein to the contrary, in all events (excluding the portion of the Merger Consideration attributable to shares cancelled pursuant to Section 4.3 hereof, Dissenting Shares and cash payable in lieu of fractional shares) the aggregate Cash Consideration shall equal thirty-five percent (35%) of the Merger Consideration (the "Cash Consideration Percentage") and the aggregate Stock Consideration shall equal sixty-five percent (65%) of the Merger Consideration (the "Stock Consideration Percentage"). Notwithstanding the foregoing, the percentages used in the preceding definitions are subject to waiver or modification pursuant to Section 4.1(c)(iv) below.

                  (iii) If, after the results of the Forms of Election are calculated, the number of shares of TBI Common Stock respecting which a Stock Election is made would result in aggregate Stock Consideration greater than the Stock Consideration Percentage, the Company shall cause the Exchange Agent to determine the number of shares of TBI Common Stock respecting which a Stock Election was made (the "Stock Election Shares") which must be redesignated as Cash Election Shares (as defined below) in order to reduce the shares converted into Stock Consideration to a number of shares such that the aggregate Stock Consideration equals the Stock Consideration Percentage. In such event, all holders who have Stock Election Shares shall, on a pro rata basis (based on the number of Stock Election Shares they hold), have such number of their Stock Election Shares redesignated as Cash Election Shares so that the Stock Consideration Percentage is achieved. If, after the results of the Forms of Election are calculated, the number of shares of Company Common Stock not making a Stock Election (the "Cash Election Shares") would result in aggregate Cash Consideration greater than the Cash Consideration Percentage, the Company shall cause the Exchange Agent to determine the number of Cash Election Shares which must be redesignated as Stock Election Shares in order to reduce the shares converted into Cash Consideration to a number of shares such that the aggregate Cash Consideration equals the Stock Consideration Percentage. In such event, all holders who have Cash Election Shares shall, on a pro rata basis (based on the number of Cash Election Shares they hold), have such number of their Cash Election Shares redesignated as Stock Election Shares so that the Cash Consideration Percentage is achieved.

                  (iv) Notwithstanding the foregoing, the Company may, in its sole discretion, taking into account the actual results of the election process described in Section 5.2, direct at any time prior to the Effective Time that the redesignation procedures provided in Section 4.1(c)(iii) above be waived in whole or in part. In such event, the percentage limits specified in Section 4.1(c)(ii) above for the Cash Consideration Percentage and the Stock Consideration Percentage, respectively, shall be disregarded and the procedures provided for in Sections 4.1(c)(ii) and (iii) above shall be applied substituting such percentage limits as the Company shall designate solely for the purpose of causing the Cash Consideration Percentage and the Stock Consideration Percentage to more closely match the results of TBI shareholder elections than as set forth in Section 4.1(c)(ii) above, provided, however, that in no event shall such actions adversely affect the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

      (d) Dissenting Shares shall not be converted pursuant to Section 4.1(c) above in the Merger but, at and after the Effective Time, shall represent only the right to receive payment in accordance with Chapter 44 of the IBCL. If a holder of Dissenting Shares becomes ineligible for payment under Chapter 44 of the IBCL, then such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted in the manner set forth in Section 4.1(c) above effective as of the Effective Time.

      4.2 Redemption of TBI Exercisable Stock Options. Immediately before the Effective Time each issued and outstanding TBI Exercisable Stock Option shall be canceled and retired by TBI and shall cease to exist through the payment by TBI to the holders of such options of that cash sum, without interest, equal to the Option Spread (collectively, the "Stock Option Consideration").

      4.3 Exchange Ratio Adjustment. In the event the Company changes the number of shares of Company Common Stock issued and outstanding after the date of this Agreement and prior to the Effective Time as a result of a stock split, stock dividend, subdivision, reclassification, conversion or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, subdivision, reclassification, conversion or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Stock Consideration shall be proportionately adjusted in such fashion as the Company and TBI may agree, such agreement not to be unreasonably withheld, conditioned or delayed.

      4.4 Shares Held by TBI or the Company. Each of the shares of TBI Common Stock held by TBI, any TBI Subsidiary, the Company or any Company Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no Merger Consideration shall be issued in exchange therefor.

                                    ARTICLE 5
                               EXCHANGE OF SHARES;
                        ELECTION OF MERGER CONSIDERATION

      5.1 Exchange of Certificates.

      (a) Exchange Agent. As soon as practicable following the date of this Agreement and in any event not less than three days prior to dissemination of the TBI Proxy Statement, the Company shall appoint the Exchange Agent to act as exchange agent for payment of the Merger

Consideration upon surrender of certificates representing TBI Common Stock. The Exchange Agent shall also act as the agent for the TBI shareholders for the purpose of receiving and holding their Forms of Election and Certificates and shall obtain no rights or interests in such shares of TBI Common Stock. Promptly following the Effective Time, Company shall deposit with the Exchange Agent, for the benefit of the holders of shares of TBI Common Stock for exchange in accordance with Article 4 through the Exchange Agent, (i) certificates representing the number of shares of Company Common Stock issuable and (ii) the amount of cash consideration payable pursuant to Section 4.1(c) hereof in exchange for outstanding shares of TBI Common Stock (such shares of Company Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). For the purposes of such deposit, the Company shall assume that there will not be any fractional shares of Company Common Stock. The Company shall make available to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 5.1(f) hereof. The Exchange Agent shall, pursuant to irrevocable instructions, deliver Company Common Stock and cash contemplated to be issued pursuant to Section 4.1(c) hereof out of the Exchange Fund. The Exchange Fund may not be used for any other purpose.

      (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of TBI Common Stock (such certificates are referred to hereinafter collectively as the "Certificates") whose shares or options were converted into the right to receive Merger Consideration pursuant to Section 4.1(c) hereof and who did not complete (or have revoked prior to the Effective Time) a Form of Election pursuant to Section 5.2(b) hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for such Person's portion of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Company, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the Exchange Agent shall effect delivery within five (5) business days to the holder of such Certificate, in exchange therefor, the amount of cash, if any, and the number of whole shares of Company Common Stock, if any, into which the aggregate number of shares of TBI Common Stock previously represented by such Certificate shall have been converted pursuant to Section 4.1(c) hereof, and the Certificate so surrendered shall forthwith be canceled. Thereafter, each such holder who received any Company Common Stock shall be treated as a holder of Company Common Stock for all purposes under the IBCL and the Company's Articles of Incorporation and Bylaws, in each case as amended. In the event of a transfer of ownership of TBI Common Stock that is not registered in the transfer records of TBI, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 5.1(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the portion of the Merger Consideration into which the shares of TBI Common Stock theretofore represented by such Certificate have been converted pursuant to
Section 4.1(c) hereof. No interest shall be paid or accrued on any cash payable upon surrender of any Certificate.

      (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Company Common Stock with a record date on or after the Effective Time shall be paid to the holder of any Certificate formerly representing TBI Common Stock with respect to the shares of Company Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 5.1(e) hereof, until the surrender of such Certificate in accordance with this Article
5. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to
Section 5.1(e) hereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

      (d) No Further Ownership Rights in TBI Common Stock. The Merger Consideration paid and/or issued in accordance with the terms of this Article 5 upon conversion of any shares of TBI Common Stock shall be deemed to have been paid and/or issued in full satisfaction of all rights pertaining to such shares of TBI Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by TBI on such shares of TBI Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of TBI Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of TBI Common Stock are presented to the Surviving Corporation or the Exchange Agent (or Option Agreements are presented to the Surviving Corporation or the Company) for any reason, they shall be canceled and exchanged as provided in this Article 5.

      (e) No Fractional Shares.

            (1) No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the conversion of TBI Common Stock pursuant to Section 4.1(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Company Common Stock. For purposes of this Section 5.1(e), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

            (2) In lieu of any such fractional shares, each holder of TBI Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of TBI Common Stock to which such holder is entitled under Section 4.1(c) (or would be entitled but for this Section 5.1(e)) and (B) the Company Stock Price.

      (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of TBI Common Stock for three months after the Effective Time shall be delivered to the Company, upon demand, and any holder of TBI Common Stock or TBI Exercisable Stock Options who has not theretofore complied with this Article 5 shall thereafter look only to the Company and the Surviving Corporation for payment of its claim for a portion of the Merger Consideration (including any cash in lieu of fractional shares of Company Common Stock to which such Person is entitled pursuant to Section
5.1(e)) and any applicable dividends or distributions with respect to any Company Common Stock constituting Merger Consideration as provided in Section 5.1(c), in each case, without any interest thereon.

      (g) No Liability. None of TBI, the Merger Subsidiary, the Company or the Exchange Agent shall be liable to any Person in respect of any cash or any shares of Company Common Stock (or dividends or distributions with respect thereto) or Stock Option Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Body), any such cash, shares, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

      (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Company, in direct obligations of the U.S. Treasury or otherwise with the consent of TBI (which consent shall not be unreasonably withheld, conditioned or delayed), on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company.

      (i) Withholding Rights. The Company and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of TBI Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Surviving Corporation will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of TBI Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

      (j) Income Tax Treatment. It is intended by the Parties that the Merger qualify as a

"reorganization" within the meaning of Section 368(a) of the Code. Subject to any revision to the structure of the transaction as provided under Section 2.4 hereof, the Parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

      5.2 Elections.

      (a) Each  Person  who,  on or prior to the  Election  Date  referred to in
Section 5.2(b) below, is a record holder of shares of TBI Common Stock shall be entitled, with respect to all or any portion of such shares, to make an unconditional Stock Election on or prior to such Election Date, on the basis hereinafter set forth.

      (b) The Company shall prepare a form of election, which form shall be subject to the reasonable approval of TBI (the "Form of Election") and shall be mailed with the TBI Proxy Statement to the record holders of TBI Common Stock as of the record date for the TBI Shareholders' Meeting, which Form of Election shall be used by each record holder of shares of TBI Common Stock who wishes to elect to receive the Stock Consideration pursuant to Section 4.1(c)(i)(B) hereof for any or all shares of TBI Common Stock held by such holder (a "Stock Election"). TBI shall use all reasonable efforts to make the Form of Election and the Proxy Statement available to all Persons who become record holders of TBI Common Stock during the period between such record date and the Election Date, including using reasonable efforts to mail a Form of Election to all such persons who become record holders prior to the seventh business day prior to the Election Date. Any such holder's election to receive the Stock Consideration pursuant to Section 4.1(c)(i)(B) hereof shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., EST, on the business day immediately preceding the Closing Date (the "Election Date"), a Form of Election properly completed and signed and accompanied by Certificates for the shares of TBI Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of TBI (or accompanied by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within three NASDAQ Capital Market trading days after the date of execution of such guarantee of delivery). Failure to deliver Certificates covered by any guarantee of delivery within three NASDAQ Capital Market trading days after the date of execution of such guarantee of delivery shall be deemed to invalidate any otherwise properly made Stock Election. TBI will announce the Anticipated Closing Date and Company Stock Price through a letter to its shareholders mailed two weeks before such Anticipated Closing Date. If the Closing is delayed to a subsequent date, the Anticipated Closing Date shall be delayed by a like number of days, the Election Date shall be similarly delayed and the Company will promptly announce such rescheduled Election Date and Closing.

      (c) Any Form of Election may be revoked by the stockholder who submitted such Form of Election to the Exchange Agent only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., EST, on the Election Date or (ii) after such time, if (and only to the extent that) the Exchange Agent is legally required to permit revocations and only if the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by the Company that this Agreement has been terminated. If a Form of Election is revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the shares of TBI Common Stock to which such Form of Election relates shall be promptly returned to the shareholder submitting the same to the Exchange Agent and any such shares shall be treated as Cash Election Shares (unless and until another duly completed Form of Election [accompanied by the Certificate or Certificates, or guarantees of delivery, as applicable, to which such Form of Election relates] has been submitted to the Exchange Agent in accordance with this Agreement).

      (d) The determination of the Exchange Agent in its sole discretion shall be binding as to whether or not elections to receive the Stock Consideration pursuant to Section 4.1(c)(i)(B) hereof have been properly made or revoked pursuant to this Section 5.2 with respect to shares of TBI Common Stock and when elections and revocations were received by it. If no Form of Election is received with respect to shares of TBI Common Stock, or if the Exchange Agent determines that any election to receive the Stock Consideration pursuant to
Section 4.1(c)(i)(B) hereof was not properly made with respect to shares of TBI Common Stock, such shares shall be treated by the Exchange Agent as Cash Election Shares at the Effective Time, and such shares shall be converted into the right to receive the Cash Consideration in accordance with Section 4.1(c)(i)(A) hereof (subject to any required pro-ration pursuant to Section 4.1(c)(iii) hereof). The Exchange Agent shall also make all computations as to the adjustments contemplated by Section 4.1(c)(iii) hereof, and absent manifest error any such computation shall be conclusive and binding on the holders of shares of TBI Common Stock. The Exchange Agent may, with the mutual agreement of the Company and TBI, make such rules as are consistent with this Section 5.2(d) for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

                                    ARTICLE 6
                      REPRESENTATIONS AND WARRANTIES OF TBI

      TBI hereby represents and warrants to the Company, except as set forth in the TBI Disclosure Memorandum, as follows (which representations and warranties are made as of the date hereof and as of all times throughout the term of this Agreement):

      6.1 Organization, Standing and Power. TBI is a corporation duly organized and validly existing under the laws of the State of Indiana and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. TBI is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TBI.

      6.2 Authority; No Conflict.

            (a) Subject to the approval of the shareholders of TBI, TBI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and all other agreements, documents or instruments contemplated hereunder and to consummate the transactions contemplated hereby and thereby. Subject to shareholder approval, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement by TBI's duly constituted Board of Directors) in respect thereof on the part of TBI and this Agreement constitutes the legal, valid and binding obligation of TBI, enforceable against TBI in accordance with its terms. TBI has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, and to perform its obligations under this Agreement.

            (b) Neither the execution and delivery of this Agreement by TBI nor the consummation of the transactions contemplated hereby, nor compliance by TBI with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of TBI,
(ii) constitute or result in a Default under, or require any Consent apart from necessary consents from Regulatory Authorities pursuant to, or result in the creation of any Encumbrance on any Asset of TBI or any of the TBI Subsidiaries under, any Contract or Governmental Authorization of or applicable to TBI or any of the TBI Subsidiaries, except for such Defaults and Encumbrances which will not have, and for such Consents which, if not obtained, will not have, individually or in the aggregate, a Material Adverse Effect on TBI, or (iii) subject to receipt of the requisite Consents referred to in Section 10.1(c) hereof, violate any Law or Order applicable to TBI or any of the TBI Subsidiaries or any of its material Assets.

            (c) Other than notice and filings with the Regulatory Authorities and the Indiana Secretary of State, no notice to, filing with, or Consent of, any Governmental Body is necessary for the consummation by TBI of the transactions contemplated in this Agreement.

      6.3 Capital Stock. The authorized capital stock of TBI consists solely of 252,000 shares, no par value per share common stock, of which 202,908 shares are issued and outstanding as of the date hereof. All issued and outstanding shares of TBI Common Stock are duly and validly issued and outstanding, are fully paid and non-assessable under applicable Law and the Articles of Incorporation and Bylaws of TBI. None of the shares of TBI Common Stock has been issued in violation of any preemptive rights of any current or past shareholder of TBI. There are no outstanding Rights with respect to TBI Common Stock apart from the TBI Stock Options. Since January 1, 2003, TBI has not directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock.

      6.4 Subsidiaries. TBI has disclosed in Schedule 6.4 of the TBI Disclosure Memorandum all of the TBI Subsidiaries that are corporations (identifying its jurisdiction of incorporation) and all of the TBI Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, and the amount and nature of the ownership interest therein of TBI Subsidiaries). TBI or one of its wholly-owned

Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the TBI Subsidiaries. No capital stock (or other equity interest) of any TBI Subsidiary is or may become required to be issued (other than to another TBI Subsidiary) by reason of any Rights, and (apart from the TBI Stock Options) there are no Contracts by which TBI or any of the TBI Subsidiaries is bound to issue (other than to TBI or another of the TBI Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which TBI or any of the TBI Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of TBI or any of the TBI Subsidiaries (other than to TBI or any of the TBI Subsidiaries). There are no Contracts relating to the rights of TBI or any TBI Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of TBI or any TBI Subsidiary. All of the shares of capital stock (or other equity interests) of each TBI Subsidiary held by TBI or any TBI Subsidiary are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by TBI or a TBI Subsidiary free and clear of any Encumbrances. Each TBI Subsidiary is either a bank or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each TBI Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the states of the United States and in each foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TBI. The only TBI Subsidiary that is a depository institution is the Bank. The Bank is an "insured depository institution" as defined in
Section 3(c)(2) of the Federal Deposit Insurance Act and applicable regulations thereunder, the deposits in which are insured by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended, and applicable regulations thereunder and the Bank is a member in good standing with the FDIC. The Bank is a member of the Bank Insurance Fund. The minute books and other organizational documents (and all amendments thereto) for TBI, the Bank and each other TBI Subsidiary that would qualify as a "Significant Subsidiary" (as such term is defined in Rule 1.02(w) of Regulation S-X promulgated under the Securities Laws) of TBI have been or will be made available to the Company for its review, and are true and complete in all material respects as in effect as of the date of this Agreement.

      6.5 Financial Statements. TBI has delivered to the Company (or will deliver, when available, with respect to periods ended after the date of this Agreement) complete copies of (i) the audited consolidated balance sheets
(including related notes and schedules, if any) of TBI as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity, and cash flows (including related notes and schedules, if any) for the fiscal years ended December 31, 2004, 2003 and 2002, (ii) the unaudited consolidated balance sheets of TBI (including related notes and schedules, if any) as of and for September 30, 2005, and related statements of operations and stockholders' equity (including related notes and schedules, if any) for the nine months ended September 30, 2005 and 2004, (iii) the consolidated statements of financial position of TBI (including related notes and schedules, if any) and related statements of operations and stockholders' equity (including related notes and schedules, if any) with respect to any period ending subsequent to September 30, 2005, and prior to the Closing Date (audited if for a fiscal year end) and (iv) all Consolidated Reports of Condition and Income (or similar reports, regardless of name), including any amendments thereto, filed with any Regulatory Authorities by TBI and the Bank for the years ended December 31, 2004, 2003, and 2002, and for the period ended September 30, 2005, and with respect to any period ending subsequent to
September 30, 2005, together with any correspondence with any Regulatory Authorities concerning any of the aforesaid financial statements and reports (collectively, the "TBI Financial Statements"). Such TBI Financial Statements
(i) were (or will be) prepared from the records of TBI and/or each TBI Subsidiary; (ii) were (or will be) prepared in all material respects in accordance with GAAP (or, where applicable, regulatory accounting principles) consistently applied; (iii) accurately present (or, when prepared, will present), in all material respects, TBI's and each TBI Subsidiary's financial condition and the results of its operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby, except that the unaudited interim Financial Statements were or are subject to normal and recurring year-end adjustments which were not expected to be material in amount or effect; (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of TBI's and each TBI Subsidiary's financial condition and the results of TBI's and each TBI Subsidiary's operations and cash flows for the periods covered by such financial statements; (v) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions or allowances, as reasonably determined by TBI management, for loan losses, for OREO reserves, and for all reasonably anticipatable liabilities and Taxes, with respect to the periods then ended;
(vi) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions pursuant to SFAS Nos. 106 and 112, (vii) do not (or will not) contain any of items of special or nonrecurring income or any other income not earned in the Ordinary Course of Business and (viii) do not (or, when prepared, will not) contain any untrue statement of a material fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

      6.6 Absence of Undisclosed Liabilities. None of TBI or any of the TBI Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TBI, except Liabilities which are accrued or reserved against in the consolidated balance sheets of TBI as of September 30, 2005, included in the TBI Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. Neither TBI nor any of the TBI Subsidiaries has incurred or paid any Liability since September 30, 2005, except for such Liabilities (i) incurred or paid in the Ordinary Course of Business consistent with past business practice or (ii) which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TBI.

      6.7 Regulatory Reports; Corporate Records. TBI has delivered or made available to the Company true and complete copies of (i) any and all material reports which TBI or the Bank has filed with any Governmental Body since January 1, 2000, (ii) the Articles of Incorporation and Bylaws of TBI and the Bank and
(iii) stock transfer records and corporate minutes for the past five (5) years of TBI and the Bank. All of the foregoing are current, complete and correct in all material requests.

      6.8 Loans; Allowance for Loan and Lease Losses.

            (a) Each of the allowances for possible loan and lease losses and any allowance for real estate owned shown on the TBI Financial Statements is adequate (i) to provide for all known and (to the Knowledge of TBI) potential losses of TBI and/or the Bank as of the respective dates of the TBI Financial Statements, and (ii) under the requirements of GAAP and standard banking practice to provide for possible losses, net of recoveries relating to loans and leases previously charged off, on loans outstanding, lease receivables or real estate owned by TBI and/or the Bank (including, without limitation, accrued interest receivable).

            (b) All outstanding TBI or Bank loans, discounts and lease financings (as well as those reflected on the TBI Financial Statements) have been (a) made for good, valuable and adequate consideration in the Ordinary Course of Business and (b) evidenced by notes or other evidences of indebtedness which are true, genuine, what they purport to be and enforceable in accordance with their terms. No Bank loan, discount or lease financing is subject to any defense with respect to the enforceability of same (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The signature of any party appearing on any note or instrument evidencing any Bank loan, discount or lease financing, or on any instrument evidencing any security therefor, is valid and the balances for the Bank loans, discounts or lease financings, as reflected on the books and records of the Bank, are accurate.

            (c) The Bank is not a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) known by the Bank to be otherwise in Default for more than 30 days, (iii) classified as "substandard," "doubtful," "loss," "other assets especially mentioned" or any comparable classification by the Bank, the FDIC or the Department, or (iv) an obligation of any director, executive officer or 10% shareholder of TBI or the Bank who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any Person controlling, controlled by or under common control with any of the foregoing.

            (d) Any Bank loan made under, or in conjunction with, any Governmental Body program (including, without limitation, the Farm Services Administration) was made, and has been serviced and administered, in compliance with any applicable requirements of Law. Any Bank loan which has been assigned by the Bank (including, without limitation, Bank loans assigned to the secondary market) was made in accordance with applicable Law and in accordance with the requirements (including, without limitation, underwriting standards and documentation requirements) of the subject assignee and no such assignment is subject to any defense with respect to the enforceability of same or subject to revocation by the assignee whereby the assignee could require the Bank to repurchase any subject loan.

            (e) Except for such secured loans the default of which would not have, individually or in the aggregate, a Material Adverse Effect on the Bank,
(i) each of the Bank's secured loans is secured with the collateral and priority indicated on the books and records of the Bank and (ii) each such Encumbrance is evidenced by a security agreement or mortgage that is true, genuine and enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). There are no material uncured violations or violations with respect to which material refunds or restitution may be required with respect to Bank loans that have been cited in any compliance report to the Bank as a result of examination by any Governmental Body and the loan documentation with respect to all Bank loans, discounts or lease financings, complies in all material respects with applicable Law.

            (f) No borrower or obligor under any Bank loan has requested, and the Bank has not allowed, any relief pursuant to the Soldiers and Sailors Civil Relief Act of 1940.

      6.9 Repurchase Agreements. With respect to all repurchase agreements to which the Bank is a party, (i) where the Bank has the obligation to sell securities, it has a valid, perfected first Encumbrance in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement, and (ii) where the Bank has the obligation to buy securities, the value of the collateral securing such obligation does not materially exceed the amount of the obligation.

      6.10 Absence of Changes. Since December 31, 2004, the business of TBI and each TBI Subsidiary has been conducted in the Ordinary Course and none of TBI or any of the TBI Subsidiaries has otherwise:

            (a) experienced or suffered any change constituting a Material Adverse Effect or events or transactions reasonably likely to result in a Material Adverse Effect;

            (b) incurred any Funded Debt or incurred, or become subject to, any other absolute or contingent obligation or liability, or guaranteed any liabilities or obligations of any other Person;

            (c) created or suffered any Encumbrance with respect to its properties, business or assets;

            (d) sold, pledged, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of any portion of its assets, properties or rights, except in the Ordinary Course of Business and not exceeding in the aggregate $25,000;

            (e) conveyed or agreed to convey any property to any Affiliate or entered into any non-arm's length transaction with any Affiliate;

            (f) experienced any general work stoppage, labor dispute or other employee disturbance;

            (g) incurred or become subject to any claim or liability for any damages which could have a Material Adverse Effect on it, for negligence or any other tort, or for breach of Contract;

            (h) entered into any Contract, or otherwise operated its business, other than in the Ordinary Course of Business;

            (i) committed any act or omitted to do any act which would cause a Default under any Contract to which it is a party or by which it is bound on the date hereof, which Default is reasonably likely to result in a Material Adverse Effect on the Bank;

            (j)  issued,   sold,   purchased  or  redeemed  any  stock,   bonds,
debentures, notes, or other securities of TBI or the Bank, or issued, sold or granted any Right in respect thereof;

      (k) waived, released or canceled any debts owed to it, claims, rights of value or suffered any extraordinary loss, or paid any of its non-current obligations or liabilities, or written down the value of any assets or written down or off any receivable except for loan charge-offs and writedowns in other real estate owned in the Ordinary Course of Business;

      (l) declared, set aside or paid any dividend or distributions on any shares of TBI Common Stock;

      (m) made any capital expenditures or capital additions or betterments (or commitment therefor) in excess of $10,000 for any single item or in excess of $20,000 in the aggregate;

      (n) suffered any casualty, damage, destruction or loss to any of its assets not covered by insurance in excess of $5,000 for any one event or in excess of $10,000 in the aggregate;

      (o) terminated, placed on probation, disciplined, warned, or experienced any resignation of (other than resignations for retirement) any employee;

      (p) paid or obligated itself to pay any bonuses, extra compensation or extraordinary compensation to, pensions or severance pay, or made any increase (except increases in the Ordinary Course of Business) in the compensation payable (or to become payable by it) to, any present or former officer, director or employee, or entered into any contract of employment;

      (q) terminated or amended or suffered the termination or amendment of (i) any lease, bids, Contracts, commitments or other agreements, or (ii) any Permits, licenses, concessions, Governmental Authorizations, franchises and similar rights granted to or held by it, which are necessary or related to its operations;

      (r) failed to use reasonable efforts to preserve its business or preserve the goodwill of its customers and others with which it has business relations;

      (s) taken (or failed to take) any action which action or failure if taken after the date of this Agreement, would represent or result in a breach or violation of Sections 8.1 or 8.2 hereof;

      (t) experienced any material adverse change in Asset concentrations as to customers or industries or in the nature and source of its Liabilities or in the mix of interest-bearing versus noninterest-bearing deposits; or

            (u) entered into any Contract to do any of the foregoing.

      6.11 Assets. (a) Except as disclosed or reserved against in the TBI Financial Statements made available prior to the date of this Agreement, TBI and the TBI Subsidiaries have good, marketable and indefeasible title, free and clear of all Encumbrances, to all of their respective Assets. All tangible properties used in the businesses of TBI and the TBI Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business of TBI and the TBI Subsidiaries, except for instances in which the failure to be in such condition is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TBI. All Assets which are material to TBI's business on a consolidated basis, held under leases or subleases by TBI or any of the TBI Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms, assuming the enforceability with respect to third parties to such Contracts, of which TBI has no reason to believe that any such Contracts are not enforceable against any such third party thereto (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws (including provisions of the U.S. and Indiana Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

            (b) Schedule 6.11(b) of the TBI Disclosure Memorandum contains a complete list of all real property, leaseholds or other interests in real property (other than mortgage interests held by the Bank with respect to its borrowers) owned by TBI or a TBI Subsidiary (collectively, the "Real Property"). With respect to each lease of any real property or personal property to which TBI or any TBI Subsidiary is a party (whether as lessee or lessor), except for financing leases in which TBI or any TBI Subsidiary is lessor, (i) such lease is in full force and effect in accordance with its terms against TBI or any TBI Subsidiary; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid by TBI or any TBI Subsidiary; (iii) there exists no Default under such lease by TBI or any TBI Subsidiary; and (iv) upon receipt of the consents described in Section 6.11(b) of the TBI Disclosure Memorandum, the Merger will not constitute a Default or a cause for termination or modification of such lease.

            (c) Apart from any noncompliances which in the aggregate could have a Material Adverse Effect on TBI, the improvements on the Real Property fully comply with all (and none of TBI or any TBI Subsidiary has received an uncured notice from any Governmental Body respecting any violation of any) Laws including, without limitation, all applicable zoning, building, fire, health, safety, handicapped persons, environmental, pollution, and use laws, codes and ordinances and any and all requirements imposed in connection with the zoning or rezoning of the Real Property (including, without limitation, requirements with respect to on-site storm water detention or retention). Certificates of Occupancy and all other required Governmental Authorizations have been issued for each building or structure constituting a portion of the Real Property improvements and for all leased or leasable areas of such improvements and all fees and other expenses required to be paid in connection with any zoning or rezoning of the Real Property and all obligations to be performed by or on behalf of TBI or any TBI Subsidiary with respect to any such zoning or rezoning have been paid and performed in full. The Real Property is zoned in a manner which permits TBI or any TBI Subsidiary to use the Real Property for the purpose and in the manner as the Real Property is currently being used. There are no Contracts with Governmental Bodies with respect to the Real Property which would bind the Real Property following the Closing.

            (d) There are no Proceedings pending or, to the Knowledge of TBI, threatened against or relating to the Real Property (including, without limitation, any Proceeding for the taking or condemnation of all or any portion of the Real Property) which, if successful, would affect TBI or the Real Property or restrict or prevent the continued operation of the Real Property in the same manner as that in which it is being operated and maintained as of the date hereof.

            (e) There are no outstanding construction accounts payable or mechanics' liens or rights to claim a mechanics' lien in favor of any contractor, materialman or laborer or any other Person in connection with construction on any portion of the Real Property.

            (f) The Real Property is not located within an area which has been designated by any Governmental Body as having, or being subject to, special flood hazards or wetlands restrictions.

            (g) There are, to the Knowledge of TBI, no encroachments from or upon property adjoining the Real Property or upon any easements located on the Real Property.

            (h) The structures on the Real Property and the improvements thereon (including, without limitation, (i) the walls, ceilings and other structural elements of any improvements erected thereon and (ii) the building systems, such as heating, plumbing, ventilation, air conditioning and electrical systems, related thereto) constitute all of the real property currently used in relation to the business of TBI and the aforesaid building systems located on such properties are in good working order, repair and operating condition, ordinary wear and tear expected.

            (i) There are no items of maintenance scheduled by TBI or any TBI Subsidiary for completion during the past six months that have been deferred with respect to any building system located on the Real Property or with respect to the structural soundness of the improvements comprising part of such premises in excess of $20,000 in the aggregate.

            (j) None of TBI or any TBI Subsidiary has received any notice from any insurance company or insurance broker or underwriter of any material defects or inadequacies in respect of the Real Property that could reasonably be expected to affect the insurability of such property.

      6.12 Intellectual Property. All of the Intellectual Property rights of TBI and each of the TBI Subsidiaries are in full force and effect and, if applicable, constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of TBI, there currently are not, any material Defaults thereunder by TBI or any TBI Subsidiary. TBI and each TBI Subsidiary (as applicable) owns, is the valid licensee of, or otherwise has the right to use in the manner in which it is or has been used, all such Intellectual Property rights free and clear of all Encumbrances or (to the Knowledge of TBI) claims of infringement. To the Knowledge of TBI, none of TBI or any of the TBI Subsidiaries, nor any of their respective predecessors, has infringed the Intellectual Property rights of others (except to the extent any such infringement will not have a Material Adverse Effect on TBI) and, to the Knowledge of TBI, none of the Intellectual Property rights as used in the business conducted by TBI or the TBI Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. None of TBI or the TBI Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property. TBI or a TBI Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using. To the Knowledge of TBI, no officer, director, or employee of TBI or the TBI Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including TBI or any of the TBI Subsidiaries, except any such Contracts which are not reasonably likely to have, individually, or in the aggregate, a Material Adverse Effect on TBI.

      6.13 Insurance. TBI and each TBI Subsidiary currently maintains insurance pursuant to the policies disclosed on Schedule 6.13 of the TBI Disclosure Memorandum in amounts, scope, and coverage which are adequate for the operations of TBI and the TBI Subsidiaries and consistent with the insurance carried by prudent Persons similarly situated. All amounts due and payable under any of such insurance policies have been paid. None of TBI or any of the TBI
Subsidiaries is liable for any material, retroactive premium adjustments respecting any of its insurance policies. None of such insurance policies is subject to any special or unusual terms or restrictions or provides for a premium in excess of the stipulated normal rate. None of TBI or any of the TBI Subsidiaries has received notice from any insurance carrier that (i) any of such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be materially increased. There are presently no claims pending under any such policies of insurance and no notices have been given by TBI or any TBI Subsidiary under such policies. To the Knowledge of TBI, none of TBI or any of the TBI Subsidiaries has failed to make a timely claim or file a timely notice with respect to any matter giving rise to a material (or potentially material) claim under its insurance policies and bonds. None of TBI or any of the TBI Subsidiaries has, during the past five (5) years, been denied or had revoked or rescinded any policy of insurance.

      6.14 Tax Matters. All Tax Returns required to be filed by or on behalf of TBI or any TBI Subsidiary have been timely filed for periods ended on or before the date hereof and all such Tax Returns are true, complete and accurate in all respects. All Taxes shown on each filed Tax Return of TBI or any TBI Subsidiary have been paid. There is no audit examination, deficiency or refund Proceeding respecting TBI or any TBI Subsidiary pending (or, to the Knowledge of TBI, threatened) with respect to any Taxes. No presently pending assessments of deficiencies in respect of Taxes have been made against TBI or any TBI Subsidiary or with respect to the income, receipts or net worth of TBI or any TBI Subsidiary, and no extensions of time are in effect for the assessment of deficiencies against TBI or any TBI Subsidiary. None of TBI or any TBI Subsidiary has executed any extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect. Deferred Taxes of TBI or any TBI Subsidiary have been provided for in accordance with GAAP under the TBI Financial Statements. Each of TBI and each TBI Subsidiary is in material compliance with, and the records of TBI or any TBI Subsidiary contain all information and documents (including, without limitation, properly completed Internal Revenue Service Forms W-9) necessary to comply in all respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code. None of TBI or any TBI Subsidiary has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code. There has not been an ownership change, as defined in Code Section 382(g), of TBI or any TBI Subsidiary that occurred during or after any taxable period in which TBI or any TBI Subsidiary incurred a net operating loss that carries over to any taxable period ending after December 31, 2000, except in connection with the transactions contemplated pursuant to this Agreement. None of TBI or any TBI Subsidiary is a party to any tax allocation or sharing agreement nor does TBI or any TBI Subsidiary have any material liability for taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise. None of TBI or any TBI Subsidiary has received notice of any claim by any Governmental Body that TBI or any TBI Subsidiary or the income, receipts or net worth of TBI or any TBI Subsidiary may be subject to Taxes. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Proceedings related to Tax Return and/or Taxes of TBI or any TBI Subsidiary have been paid. There are no Encumbrances with respect to Taxes upon any of the assets of TBI or any TBI Subsidiary.

      6.15 Environmental Matters.

      (a) Each of TBI and each TBI Subsidiary and their respective Participation Facilities and Operating Properties are, and have been (or, in the case of Operating Properties in which TBI or any TBI Subsidiary holds or has held a security interest, to TBI's Knowledge are and have been), in compliance with all Environmental Laws, except for violations which could not have, individually or in the aggregate, a Material Adverse Effect on TBI or any TBI Subsidiary.

      (b) There is no Proceeding pending or threatened before any Governmental Body or other forum in which TBI or any TBI Subsidiary or any of their respective Operating Properties or Participation Facilities has been or, with respect to threatened Proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by TBI or any TBI Subsidiary or any respective Operating Properties or Participation Facilities.

      (c) During the period of (i) TBI or any TBI Subsidiary's ownership or operation of any of their respective current properties, (ii) TBI or any TBI Subsidiary's participation in the management of any Participation Facility, or (iii) TBI or any TBI Subsidiary's holding of a security interest in an Operating Property, there have been (or, in the case of an Operating Property in which TBI or any TBI Subsidiary holds or has held a security interest, there have to the Knowledge of TBI been) no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TBI or any TBI Subsidiary. Prior to the period of (i) TBI's or any TBI Subsidiary's ownership or operation of any of its current properties, (ii) TBI's or any TBI Subsidiary's participation in the management of any Participation Facility or (iii) TBI's or any TBI Subsidiary's holding of a security interest in an Operating Property, there were to the Knowledge of TBI no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TBI.

      6.16 Compliance With Laws. TBI is duly registered as a bank holding company under the BHC Act. Each of TBI and each of the TBI Subsidiaries has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted. None of TBI or any of the TBI
Subsidiaries is (or has been) in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for such violations, which could not have, individually, or in the aggregate, a Material Adverse Effect on TBI. None of TBI or any of the TBI Subsidiaries has received notification or communication from any Governmental Body or the staff thereof
(i) asserting that TBI or any TBI Subsidiary is in violation of any of the Laws or Orders which such Governmental Body enforces (excluding violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TBI), (ii) threatening to revoke any Permits or (iii) requiring TBI or any TBI Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board of Directors resolution or similar undertaking, which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by TBI or any of the TBI Subsidiaries of, or a failure on the part of TBI or any of the TBI Subsidiaries to comply with, any Laws, Orders or Governmental Authorizations, the failure with which to comply could give rise to any obligation on the part of TBI or any of the TBI Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      6.17 Labor Relations. None of TBI or any of the TBI Subsidiaries is the subject of any Proceeding asserting that TBI or any of the TBI Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel TBI or any of the TBI Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving TBI or any of the TBI Subsidiaries pending or, to the Knowledge of TBI, threatened, nor to the Knowledge of TBI, is there any activity involving the employees of TBI or any of the TBI Subsidiaries seeking to certify a collective bargaining unit or engaging in any other collective bargaining organizational activity.

      6.18 Employee Benefit Plans.

            (a) TBI  has  disclosed  in  Schedule  6.18  of the  TBI  Disclosure
Memorandum and has delivered or made available to the Company prior to the execution of this Agreement true and complete copies of all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other material employee benefit or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by TBI or any of the TBI Subsidiaries or any ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of TBI or any of the TBI Subsidiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of TBI or any of the TBI Subsidiaries are eligible to participate (collectively, the "TBI Benefit Plans"). No TBI ERISA Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

      (b) All TBI Benefit Plans are in compliance with (and have been managed and administrated in accordance with) the applicable terms of ERISA, the Code and any other applicable Laws, apart from noncompliances not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TBI. Each TBI ERISA Plan that is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service (and TBI has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefor. None of TBI or any of the TBI Subsidiaries is subject to a Tax imposed by Section 4975 of the Code or a civil penalty imposed by Section 502(i) of ERISA. TBI has no Knowledge of any fact which would adversely affect the qualification of any of the TBI Benefit Plans, or of any threatened or pending claim against any of the TBI Benefit Plans or their fiduciaries by any participant, beneficiary or Governmental Body.

            (c) No "defined benefit plan" (as defined in Section 414(j) of the Code) or any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, maintained at any time by TBI or any of the TBI Subsidiaries, or the single-employer plan of any entity which is considered one employer with TBI or any of the TBI Subsidiaries under Section 4001 of ERISA or Section 414 of the Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate"), has an "accumulated funding deficiency" within the meaning of Section 412 of the Code or Section 302 of ERISA. With respect to any TBI Benefit Plans which are "employee benefit pension plans," TBI has timely made or accrued on the TBI Financial Statements all contributions required by Law (including, without limitation, the funding standards described in Section 412 of the Code and Title I, Subtitle B, Part 3 of ERISA) or required under the terms of the subject TBI Benefit Plan. With respect to any defined benefit plan included among the TBI Benefit Plans, the actuarial present value of all vested accrued benefits and unvested accrued benefits are, on a termination basis, using applicable actuarial assumptions and interest rates, not more than the fair market value of the assets of such plan. None of TBI or any of the TBI Subsidiaries has provided, or, to TBI's Knowledge, is required to provide, security to any single- employer plan of an ERISA Affiliate pursuant to Section 401 (a)(29) of the Code.

            (d) Within the six year period preceding the Effective Time, no liability under Subtitle C or D of Title IV of ERISA has been incurred by TBI or any of the TBI Subsidiaries with respect to any current, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. None of TBI or any of the TBI Subsidiaries has incurred any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30 day reporting requirement has not been waived, has been required to be filed for any TBI Benefit Plan or by any ERISA Affiliate within the 12 month period ending on the date hereof.

      (e) Each of TBI or any of the TBI Subsidiaries has complied in all material respects with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Section 4980B of the Code, and the proposed regulations thereunder, whether proposed or final. All reports, statements, returns and other information required to be furnished or filed with respect to the TBI Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete in all material respects. Records with respect to the TBI Benefit Plans have been maintained in material compliance with Section 107 of ERISA. None of TBI or any of the TBI Subsidiaries nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of the TBI Benefit Plans has any material liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA.

      (f) None of TBI or any of the TBI Subsidiaries has, with respect to any of the TBI Benefit Plans, nor has any administrator of any of the TBI Benefit Plans, the related trusts or any trustee thereof, engaged in any prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975(c) of the Code) which would subject TBI or any of the TBI Subsidiaries, any of the TBI Benefit Plans, any administrator or trustee or any party dealing with any of the TBI Benefit Plans or any such trusts, to a Tax or any Adverse Consequences on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other liability under ERISA.

      (g) None of TBI or any of the TBI Subsidiaries has any liability for retiree health and life benefits under any of the TBI Benefit Plans except as required by Law.

      (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or any employee of TBI or any of the TBI Subsidiaries under any TBI Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any TBI Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

      (i) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of TBI or any of the TBI Subsidiaries and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code or
      Section 302 of ERISA, have been fully reflected on the TBI Financial Statements to the extent required by and in accordance with GAAP.

      (j) TBI has delivered to the Company (i) copies of the most recent Forms 5500 for any TBI Benefit Plan required by Law to file such form and (ii) copies of the latest actuarial report with respect to any TBI Benefit Plan which is a defined benefit or retiree plan.

      6.19 Material Contracts. None of TBI, any TBI Subsidiary or any of their respective Assets, businesses or operations is a party to, is bound or affected by, or receives benefits under,

(i) any employment, severance,  termination,  consulting or retirement Contract,
(ii) any Contract relating to the borrowing of money by TBI or any of the TBI Subsidiaries or the guarantee by TBI or any of the TBI Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances, trade payables and Contracts relating to borrowings or guarantees made in the Ordinary Course of Business), (iii) any Contracts which prohibit or restrict TBI or any of the TBI Subsidiaries from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract which is a financial derivative Contract (including various combinations thereof), (v) any Contract not made in the Ordinary Course of Business, (vi) any Contract relating to capital expenditures and involving future payments which (either alone or when combined with other like Contracts) exceed $20,000, (vii) apart from this Agreement, any Contract involving an Acquisition Proposal, (viii) any Contract involving Intellectual Property, (ix) any Contract involving the provision of data processing or other technical services, or (x) any Contract which (A) will not be performed within sixty (60) days of the date of this Agreement, (B) involves future payments by TBI or any TBI Subsidiary (whether during the term of any such Contract or in connection with its termination or expiration) in excess of $5,000 or (C) is not cancelable by TBI or any TBI Subsidiary without penalty on no more than 30 days' notice. With respect to each TBI Contract: (i) the Contract is valid and in full force and effect in accordance with its terms;
(ii) none of TBI or any TBI Subsidiary is in Default thereunder; (iii) none of TBI or any TBI Subsidiary has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to the Knowledge of TBI, in Default in any respect or has repudiated or waived any material provision thereunder; (v) no event or condition has occurred or exists (or is alleged to have occurred or existed) which constitutes (or with the lapse of time might constitute) a Default; and (vi) the Contract may be assigned by TBI or any TBI Subsidiary (or a Change in Control with respect to TBI may occur) without the consent of the other party or parties thereto.

      6.20 Legal Proceedings. There is no Proceeding instituted or pending, or, to the Knowledge of TBI, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against TBI or any TBI Subsidiary, or against any asset, employee benefit plan, interest or right of TBI or any TBI Subsidiary nor are there any Orders of any Governmental Body outstanding against TBI or any TBI Subsidiary. There is no Proceeding instituted or pending, or to the Knowledge of TBI, threatened (or unasserted but considered probable of assertion) against any officer, director or employee of TBI or any TBI Subsidiary arising in connection with actions taken (or omitted to be taken) by such officer, director or employee in his capacity as an officer, director or employee. Schedule 6.20 of the TBI Disclosure Memorandum hereto includes a summary report of all Proceedings as of the date of this Agreement to which TBI or any TBI Subsidiary is a party.

      6.21 Reports. Since January 1, 2003, TBI and each TBI Subsidiary has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Body. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied with all applicable Laws. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of such documents so filed contained any untrue statement of a material fact, omitted to state a material fact required to be stated therein, or intentionally omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Copies of all reports, correspondence, notices and other documents relating to any inspection, examination, audit, monitoring or other form of review or enforcement action by a Regulatory Authority has been made available to the Company.

      6.22 Deposits. The deposit records of the Bank accurately reflect the Bank's deposit accounts and are and shall be sufficient to enable the Company to conduct a banking business with respect to the Bank. There are no material uncured violations or violations with respect to which material refunds or restitution may be required with respect to the Bank deposit liabilities and the terms and conditions and other documentation with respect to the Bank deposit liabilities comply in all material respects with all applicable Laws and have been provided to the Company. Bank deposit liabilities are insured by the FDIC to the full extent provided by Law. The Bank is in material compliance with all terms and conditions and other documentation applicable to Bank deposit liabilities. To the Knowledge of TBI, there are not (and have not been within the past three years) any "kiting" schemes associated with any of the Bank's deposit liabilities.

      6.23 Books and Records. The books of account, general ledger and records of TBI and each TBI Subsidiary fairly and accurately in all material respects reflect the assets and liabilities of TBI and each TBI Subsidiary in accordance with GAAP consistently applied. The books of account, general ledger and records of TBI and each TBI Subsidiary (i) are maintained by each such Person substantially in accordance with applicable legal and accounting requirements and (ii) reflect only actual transactions. The records and other information provided in accordance with this Agreement by TBI will accurately reflect in all material respects the book value of the assets and liabilities referred to therein as of their respective dates, recorded at their historical cost and depreciated or otherwise adjusted in accordance with the subject Person's historical accounting policies, all in accordance with GAAP consistently applied.

      6.24 Safe Deposit Boxes. The Bank is in compliance in all material respects with the terms and conditions of the applicable leases or other agreements relating to the safe deposit boxes currently offered or maintained in connection with the safe deposit business conducted by the Bank.

      6.25 Community Reinvestment Act. The Bank has complied in all material respects with the provisions of the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, has a CRA rating of not less than "satisfactory," has received no material criticism from regulators with respect to discriminatory lending practices, and has no Knowledge of any conditions or circumstances that are likely to result in a CRA rating of less than
"satisfactory" or material criticism from regulators with respect to discriminatory lending practices.

      6.26 Privacy of Customer Information. (a) The Bank is the sole owner or, in the case of participated loans, a co-owner with the other participant(s), of
all  individually   identifiable
personal information ("IIPI") relating to customers, former customers and prospective customers that will be transferred to the Company and/or Merger Subsidiary pursuant to this Agreement, the Plan of Merger and the other transactions contemplated hereby. For purposes of this Section 6.26, "IIPI" shall include any information relating to an identified or identifiable natural person.

            (b) The collection and use of such IIPI by the Bank, the transfer of such IIPI to the Company and/or Merger Subsidiary and the use of such IIPI by the Company and/or Merger Subsidiary as contemplated by this Agreement complies with all applicable privacy policies, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable state, federal and foreign privacy Law, and any Contract or industry standard relating to privacy.

      6.27 Technology Systems. (a) No action will be necessary as a result of the transactions contemplated by this Agreement to enable use of the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including, without limitation, any outsourced systems and processes, and any Intellectual Property that is used by TBI or the Bank (collectively, the "Technology Systems"), following the Effective Time.

            (b) The Technology Systems (for a period of 18 months prior to the Effective Date) have not suffered unplanned disruption causing a Material
Adverse Effect. Except for ongoing payments due under relevant third party agreements, the Technology Systems are free from any Encumbrances. Access to business critical parts of the Technology Systems is not shared with any third party.

            (c) Details of the Bank's disaster recovery and business continuity arrangements have been provided or made available to the Company with the TBI Disclosure Memorandum.

            (d) Neither TBI nor the Bank has received notice of, nor is either aware of any material circumstances including, without limitation, the execution of this Agreement, that would enable any third party to terminate any agreements or arrangements relating to the Technology Systems (including maintenance and support).

      6.28 Bank Secrecy Act Compliance. The Bank is and has been in compliance in all material respects with the provisions of the Bank Secrecy Act of 1970, as amended (the "Bank Secrecy Act"), and all regulations promulgated thereunder including, but not limited to, those provisions of the Bank Secrecy Act that address suspicious activity reports and compliance programs. The Bank has implemented a Bank Secrecy Act compliance program that adequately covers all of the required program elements as required by 12 C.F.R. ss. 326.8.

      6.29 Statements True and Correct.

            (a) Neither this Agreement, nor any Exhibit, Schedule or document delivered by TBI to the Company in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

      (b) All of the information supplied or to be supplied by TBI expressly for inclusion in any filing with any Governmental Body in connection with the transactions contemplated hereby will be true, correct and complete and will comply as to form in all material respects with the provisions of applicable Law.

      6.30 Regulatory Matters. TBI has no Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Governmental Bodies referred to in Section 10.1(c) of this Agreement.

      6.31 Brokers' or Finders' Fees. No agent, broker or other Person acting on behalf of TBI or under its authority is or shall be entitled to any commission, broker's or finder's fee in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

      The Company hereby represents and warrants to TBI, except as set forth in the Company Disclosure Memorandum, as follows (which representations and warranties are made as of the date hereof and as of all times throughout the term of this Agreement):

      7.1 Organization, Standing and Power. Each of the Company, the Company Subsidiaries and Merger Subsidiary is a corporation duly organized, validly existing, and in good standing under the Laws of the States of Indiana or Nevada, as applicable, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. Each of the Company and Merger Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

      7.2 Authority; No Breach by Agreement.

      (a) Each of the Company and Merger Subsidiary has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by each of the Company and Merger Subsidiary and the consummation of the transactions contemplated herein and therein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of the Company and Merger Subsidiary. Subject to the receipt of all Consents required from Governmental Bodies and the expiration of all mandatory waiting periods, assuming the due authorization, execution and delivery of this Agreement by TBI, this Agreement each represents a legal, valid and binding obligation of each of the Company and Merger Subsidiary, enforceable against each in accordance with its terms.

      (b) Neither the execution and delivery of this Agreement by the Company or Merger Subsidiary, nor the consummation by Company or Merger Subsidiary of the transactions contemplated hereby or thereby, nor compliance by the Company or Merger Subsidiary with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the Company's, any Company Subsidiary's or Merger Subsidiary's Articles of Incorporation or Bylaws or (as applicable) Articles of Organization or Operating Agreement, (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Encumbrance on any material asset of the Company or any Company Subsidiary under, any Contract or Governmental Authorization of or applicable to the Company, any Company Subsidiary or Merger Subsidiary except for such Defaults and Encumbrances which will not, and for such Consents which, if not obtained, will not have, individually or in the aggregate, a Material Adverse Effect on the Company, any Company Subsidiary or Merger Subsidiary, or (iii) subject to receipt of the requisite Consents referred to in Section 10.1(c) hereof, violate any Law or Order applicable to the Company, any Company Subsidiary or Merger Subsidiary or any of their material assets.

            (c) Other than (i) Consents required from Governmental  Bodies,  and
(ii) Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, no notice to, filing with, or Consent of, any Governmental Body is necessary for the consummation by the Company or Merger Subsidiary of the transactions contemplated in this Agreement.

      7.3 Capital Stock. The authorized capital stock of the Company consists solely of (i) 5,000,000 shares of preferred stock, of which none are outstanding, and (ii) 10,000,000 shares of Company Common Stock, of which approximately 2,605,544 shares were issued and outstanding as of December 31, 2005. All of the issued and outstanding shares of Company Common Stock are, and all of the shares of Company Common Stock to be issued in exchange for shares of TBI Common Stock upon consummation of the Merger, when issued in exchange for shares of TBI Common Stock upon consummation of the Merger and in accordance with the terms of this Agreement, will be, duly and validly authorized, issued and outstanding, and fully paid and nonassessable under the IBCL and the Company's Articles of Incorporation and Bylaws. None of the outstanding shares of Company Common Stock has been, and none of the shares of Company Common Stock to be issued in exchange for shares of Company Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of any Person.

      7.4 Company Subsidiaries. The Company owns all of the issued and outstanding capital stock of Merger Subsidiary, and the Company or one of the Company Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the other Company Subsidiaries which would qualify as a "Significant Subsidiary" (as such term is defined in Rule 1.02(w) of Regulation S-X promulgated under the Securities Laws) of the Company. No capital stock (or other equity interest) of any Company Subsidiary which would qualify as a Significant Subsidiary of the Company, is or may become required to be issued (other than to another Company Subsidiary) by reason of any Rights, and there are no Contracts by which the Company or any of the Company Subsidiaries which is a Significant Subsidiary of the Company, is bound to issue (other than to the Company or any of the Company Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which the Company or any of the Company Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of the Company or any of the Company Subsidiaries (other than to the Company or any of the Company Subsidiaries). There are no Contracts relating to the rights of the Company or any Company Subsidiary which is wholly-owned by the Company or which would qualify as a Significant Subsidiary of the Company, to vote or to dispose of any shares of the capital stock (or other equity interests) of any of the Company Subsidiaries. All of the shares of capital stock (or other equity interests) of each Company Subsidiary which would qualify as a Significant Subsidiary of the Company and held by the Company or any Company Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Company or a Company Subsidiary free and clear of any Liens. None of the issued and outstanding shares of capital stock of Merger Subsidiary, and none of the issued and outstanding stock of any other Company Subsidiary which qualifies as a Significant Subsidiary of the Company, has been issued in violation of any preemptive rights of any Person. Each Company Subsidiary is either a bank, partnership, limited liability company or a corporation, and each such Company Subsidiary which qualifies as a Significant Subsidiary of the Company is duly organized, validly existing and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Company Subsidiary which qualifies as a Significant Subsidiary of the Company is duly qualified or licensed to transact business as a foreign corporation in good standing in each of the States of the United States and in each foreign jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The minute book and other organizational documents (and all amendments thereto) for each of the Company, Merger Subsidiary and each Company Subsidiary that qualifies as a Significant Subsidiary of the Company, have been made available to TBI for its review, and are true and complete in all material respects as in effect as of the date of this Agreement. A true, accurate and complete list of each Company Subsidiary is included in Section 7.4 of the Company Disclosure Memorandum.

      7.5 Financial Statements. Each of the Company Financial Statements (including, in each case, any related notes) contained in the Company SEC
Documents, including any Company SEC Document filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Regulation S-X promulgated under the Securities Laws), and fairly presented, or will fairly present, in all material respects the consolidated financial position of the Company and the Company Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

      7.6 Absence of Certain Changes or Events. Since December 31, 2004, except as disclosed in the Company SEC Documents made available prior to the date of this Agreement, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

      7.7 Compliance With Laws. The Company is duly registered as a bank holding company under the BHC Act. Each of the Company and the Company Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. None of the Company or any of the Company Subsidiaries:

            (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company; or

            (b) has received any notification or communication from any Governmental Body or the staff thereof (i) asserting that the Company or any Company Subsidiary is in violation of any of the Laws or Orders which such Governmental Body enforces (excluding violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company), (ii) threatening to revoke any Permits, or (iii) requiring the Company or any Company Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board of Directors resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company or any of the Company Subsidiaries of, or a failure on the part of the Company or any of the Company Subsidiaries to comply with, any Laws, Orders or Governmental Authorizations, the failure with which to comply could give rise to any obligation on the part of the Company or any of the Company Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      7.8 Legal Proceedings. There is no Proceeding instituted or pending, or, to the Knowledge of the Company, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against the Company or any Company Subsidiary, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against the Company or any Company Subsidiary.

      7.9 Brokers' or Finders' Fees. No agent, broker or other Person acting on behalf of the Company or under its authority is or shall be entitled to any commission, broker's or finder's fee in connection with any of the transactions contemplated by this Agreement.

      7.10 No TBI Common Stock Owned. None of the Company or any Company Subsidiary owns any shares of TBI Common Stock.

      7.11 Accuracy of SEC Information. None of the information supplied or to be supplied by the Company expressly for inclusion in the Registration Statement to be filed by the Company with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion in the TBI Proxy Statement to be mailed to TBI's shareholders in connection with the TBI Shareholders' Meeting, and any other documents to be filed by the Company or any Company Subsidiary with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the TBI Proxy Statement, when first mailed to the shareholders of TBI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the TBI Proxy Statement or any amendment thereof or supplement thereto, at the time of the TBI Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement made by the Company in any earlier communication with respect to the solicitation of any proxy for the TBI Shareholders' Meeting. All documents that the Company or any Company Subsidiary is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

      7.12 SEC Documents. The Company has been in compliance in all material respects with the Securities Laws and/or filed all SEC Documents and the Company will be in compliance in all material respects with the Securities Laws and will file all SEC Documents between the date hereof and the Effective Time.

      7.13 Statements True and Correct.

            (a) Neither this Agreement, nor any Exhibit, Schedule or document delivered by the Company to TBI in connection with this Agreement or any of the transactions contemplated hereby contains or shall contain an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

      (b) All of the information supplied or to be supplied by the Company expressly for inclusion in any filing with any Governmental Body in connection with the transactions contemplated hereby will be true, correct and complete and will comply as to form in all material respects with the provisions of applicable Law.

                                    ARTICLE 8

CONDUCT OF BUSINESS PENDING CONSUMMATION

      8.1 Affirmative Covenants of TBI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, TBI shall (and shall cause each TBI Subsidiary to) (i) operate its business only in the Ordinary Course, (ii) use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

      8.2 Negative Covenants of TBI. Except as specifically permitted by this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, TBI covenants and agrees that it will not permit, do or agree or commit to do (and covenants and agrees that it will not permit any TBI Subsidiary to do) any of the following without the prior written consent of the chief executive officer of the Company, which consent may be withheld for any reason or no reason:

      (a) amend its Articles of Incorporation, Bylaws or other governing instruments;

            (b) (i) incur any Funded Debt, (ii) impose, or suffer the imposition of, on any material Asset (or Assets) any Encumbrances in excess of $50,000 in the aggregate or permit any such Encumbrance to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the Ordinary Course of Business and the satisfaction of legal requirements in the exercise of trust powers), or (iii)
guarantee or become a surety or otherwise contingently liable for any obligations of others;

            (c) repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares of TBI Common Stock or declare, set aside or pay any dividend or make any other distribution in respect of TBI Common Stock apart from the following:

                  (i) with  respect to TBI  dividends,  in the event the Closing
Date occurs prior to June 30, 2006, that percentage of $.90 per share of TBI Common Stock equal to the ratio that the number of days that have elapsed from January 1, 2006 through the Closing Date bears to 181;

                  (ii) with respect to TBI dividends, in the event the Closing Date occurs after June 30, 2006, an amount per share of TBI Common Stock equal to the sum of (i) $.90 and (ii) that percentage of $.90 equal to the ratio that the number of days that have elapsed from July 1, 2006 through the Closing Date bears to 184; and

                  (iii) with respect to Bank dividends, the sums required to enable TBI to pay the dividends prescribed by clauses (i) and (ii) above.

            (d) except for the issuance of shares of TBI Common Stock by virtue of the proper exercise of TBI Stock Options, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue capital stock, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of capital stock, or any other Right to acquire any such stock, or any security convertible into any such stock;

            (e) adjust, split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of capital stock, or sell, lease or transfer in any fashion Assets having in the aggregate a book value in excess of $5,000 other than in the Ordinary Course of Business for reasonable and adequate consideration;

            (f) except for purchases of investment securities acquired in the Ordinary Course of Business, purchase any securities or make any investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any Person or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the Ordinary Course of Business, or (ii) acquisitions of control in its fiduciary capacity;

            (g) grant any increase in compensation or benefits to its employees, directors or officers or pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers; grant any increase in fees or other increases in compensation or other benefits to directors; or voluntarily accelerate the vesting of any employee benefits;

            (h) enter into any employment Contract with any Person;

      (i) adopt any new employee benefit plan of or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, nor make any distributions from such employee benefit plans, except as required by Law, by the terms of such plans, or in a manner consistent with past practices with respect to the applicable plan;

            (j) make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws, regulatory accounting requirements or GAAP;

            (k) commence any Proceeding other than in the Ordinary Course of Business or settle any Proceeding involving any Liability for material money damages or restrictions upon its operations;

            (l) experience a Change in Control other than in accordance with the provisions of this Agreement;

            (m) encourage or solicit any Bank customer or depositor to replace or diminish his relationship with the Bank including, without limitation, through entering into (or enhancing) a relationship with an Affiliate of the Bank or TBI;

            (n) enter into a loan, discount or lease financing in an original principal amount greater than $350,000 or increase a current loan, discount or lease financing by an amount greater than $350,000; or

            (o) except in the ordinary course consistent with past practice, enter into, modify, amend, or terminate any material Contract (excluding any loan Contract) or waive, release, compromise, or assign any material rights or claims.

      8.3 Covenants of the Company. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that it shall (i) continue to conduct its business and the business of the Company Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the Company Common Stock and the business prospects of Company and the Company Subsidiaries, (ii) take no action which would (a) materially and adversely affect the ability of any Party to obtain any Consent required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 10.1(d) of this Agreement or prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) materially and adversely affect the ability of any Party to perform its covenants and agreements under this Agreement and (iii) cause to be voted all of the shares of Merger Subsidiary Common Stock it owns in favor of the Merger.

      8.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it which (i) could have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a breach of any of its representations, warranties, or covenants contained herein or which would prevent the satisfaction of any condition precedent set forth in Article 10 of this Agreement, and to use its reasonable efforts to prevent or promptly to remedy the same.

      8.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Governmental Bodies between the date of this Agreement and the Effective Time and, to the extent permitted by Law, shall deliver to the other Parties copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports, such financial statements will fairly present the consolidated financial position of the Person filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of such Person for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year end adjustments that are not material). As of their respective dates, such reports will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. TBI shall deliver to the Company not less than monthly a list of all of the Bank's paid-off loans, loan reductions, new loans or increases in existing loans to customers setting forth the amounts of such loans, the collateral securing such loans, and any other matters or information concerning such loans as the Company shall reasonably request.

                                    ARTICLE 9
                              ADDITIONAL AGREEMENTS

      9.1 Registration Statement; Proxy Statement; Shareholder Approval. The Company shall prepare and file the Registration Statement, of which the TBI Proxy Statement shall form a part, with the SEC, and use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Company Common Stock constituting the Stock Consideration upon consummation of the Merger. TBI shall furnish all information concerning it and the holders of its capital stock as Company may reasonably request in connection with such action. Subject to
Section 9.8 hereof, TBI shall call the TBI Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as it deems appropriate. In connection with the TBI Shareholders' Meeting, (i) the Board of Directors of TBI shall recommend (subject to Section 9.8 hereof) to its shareholders the approval of the Merger, and (ii) the Board of Directors and officers of TBI (subject to Section 9.8 hereof) shall use their reasonable efforts to obtain shareholder approval of the Merger.

      9.2 Exchange Listing. Company shall use its reasonable efforts to list, prior to the Effective Time, on the NASDAQ Capital Market, subject to official notice of issuance, the shares of Company Common Stock to be issued to the holders of TBI Common Stock pursuant to the Merger, and Company shall give all notices and make all filings with the NASDAQ Capital Market required in connection with the transactions contemplated herein.

      9.3 Applications. Company shall prepare and file, and TBI shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. At least five days prior to each filing, Company shall provide TBI and its counsel with copies of such applications. Each of the Parties shall deliver to each of the other Parties copies of all filings, correspondence and orders sent by such Party to and copies of all filings, correspondence and orders received by such Party from all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available.

      9.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, the Company, Merger Subsidiary and TBI each agree to execute if necessary and file Articles of Merger with the Secretary of State of the State of Indiana in connection with the Closing.

      9.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without being limited to, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 10 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

      9.6 Investigation and Confidentiality. (a) Prior to the Effective Time, each Party shall keep the other Parties advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Parties to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as any other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No Party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of such Party's customers, jeopardize any attorney-client privilege or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. No investigation by a Party or its respective Representatives shall affect the representations and warranties of any other Party.

            (b) Each Party will hold, and will cause its respective Affiliates and their respective officers, directors, employees, agents and Representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary Consents of Regulatory Authorities) or by other requirements of Law, all confidential documents and confidential or proprietary information concerning the other Parties gathered from the other Parties, or their respective officers, directors, employees, agents or Representatives, pursuant to this Agreement, except to the extent that such documents or information can be shown to have been (a) previously lawfully known by the Party receiving such documents or information, (b) in the public domain through no fault of such receiving Party, or (c) later acquired by the receiving Party from other sources not themselves bound by, and in breach of, a confidentiality agreement. Except as required by Law, no Party will disclose or otherwise provide any such confidential or proprietary documents or information to any other Person, except to the Party's auditors, Representatives and other consultants and advisors who need such documents or information in connection with this

Agreement and the transactions contemplated hereby, and the Parties agree to cause each of the foregoing to be subject to and bound by the confidentiality provisions hereof. Any such confidential or proprietary information will be used only in connection with an analysis of the transactions contemplated by this Agreement.

      9.7 Press Releases. Prior to the Effective Time, TBI and the Company shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 9.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

      9.8 Acquisition Proposals. (a) (a) From and after the date of this Agreement, TBI shall, and shall cause the TBI Subsidiaries to, and it shall use its reasonable best efforts to cause any of its and their Representatives to, immediately cease and cause to be terminated immediately all existing activities, discussions and negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. From and after the date of this Agreement until the earlier of the Effective Time or the termination hereof and except as permitted by the following provisions, TBI shall not, and it shall cause the TBI Subsidiaries and each of its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage the making of an Acquisition Proposal, (ii) except in accordance with Section 11.1(d), enter into any Contract or letter of intent with respect to any Acquisition Proposal (other than a confidentiality agreement entered into in accordance with the provisions of this Section 9.8(a)) or (iii) other than informing Persons of the existence of the provisions contained in this Section 9.8, participate in any discussions or negotiations regarding, or furnish or disclose to any Person (other than a party to this Agreement) any non-public information with respect to TBI or the Bank in connection with any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal; provided, however, that, at any time prior to the TBI Shareholders' Meeting, in response to an unsolicited Acquisition Proposal that the Board of Directors of TBI determines in good faith is reasonably likely to lead to a Superior Proposal, and which Acquisition Proposal was made after the date hereof and did not result from a material breach of this Section 9.8, TBI may (i) furnish information with respect to TBI and its Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement; provided, however, that all such information has previously been, or is, in substance, provided to the Company contemporaneously as it is provided to such Person, and (ii) participate in discussions or negotiations with the Person making such Acquisition Proposal, and its officers, directors, employees, Representatives and agents regarding such Acquisition Proposal.

            (b) Neither the Board of Directors of TBI nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to the Company), or publicly propose to withdraw (or modify in a manner adverse to the Company), the approval recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal (any action described in this clause (i) being referred to as a "TBI Adverse Recommendation


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

Change")  or  (ii)  approve  or  recommend,  or  allow  TBI or  any  of the  TBI
Subsidiaries to execute or enter into, any Contract, letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any Acquisition Proposal (other than one or more of the confidentiality agreements referred to in Section 9.8(a) hereof). Notwithstanding the foregoing, if, before the TBI Shareholders' Meeting, (x) TBI receives an Acquisition Proposal, (y) the Board of Directors of TBI shall have determined in good faith after consultation with outside counsel that the failure to take such action is reasonably likely to result in a breach of its fiduciary duties under applicable Law, and (z) TBI provides written notice (a "Notice of Adverse Recommendation") advising the Company that the Board of Directors of TBI has made the determination described in clause (y) above, then the Board of Directors of TBI may take either or both of the following actions: (A) make a TBI Adverse Recommendation Change and (B) upon termination of this Agreement in accordance with Section 11.1(d), approve and enter into a Contract relating to an Acquisition Proposal that constitutes a Superior Proposal.

            (c) From and after the date of this Agreement, unless the Board of Directors of TBI shall have determined reasonably and in good faith that taking such action is reasonably likely to result in a breach of its fiduciary duties under applicable Law, TBI shall promptly (but in any event within twenty-four hours) advise the Company of the receipt of any inquiries, requests, proposals or offers relating to an Acquisition Proposal, or any request for nonpublic information relating to TBI or any of its Subsidiaries by any Person that informs TBI or any TBI Representative that such Person is considering making, or has made, an Acquisition Proposal. Any such notice shall be made in writing, shall indicate the material terms and conditions thereof and the identity of the other party or parties involved, and shall include a copy of any such written inquiry, request, proposal or offer. TBI agrees that it shall keep the Company informed on a current basis of the status and terms of any Acquisition Proposal.

            (d) Nothing contained in this Section 9.8 shall prohibit TBI from making any disclosure to the stockholders of TBI if, in the good faith judgment of the Board of Directors, failure so to disclose would be reasonably likely to result in a breach of its fiduciary duties or any other obligations under applicable Law.

      9.9 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes.

      9.10 Agreement of Affiliates. TBI has disclosed in Schedule 9.10 of the TBI Disclosure Memorandum each Person whom it reasonably believes is an Affiliate of TBI or the Bank as of the date of this Agreement for purposes of Rule 145 under the 1933 Act. TBI shall use its reasonable efforts to cause each such Person other than Kathleen Julian and Russell Comer to deliver to Company not later than 30 days after the date hereof, an Affiliate Agreement (provided, however, that the Affiliate Agreement executed by Steve A. Hauer will not include Sections 5 and 6 of the Affiliate Agreement).


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

      9.11 Employee Benefits. (a) Following the Effective Time, the Company shall generally provide to officers and employees of TBI and any TBI Subsidiary, employee benefits under employee benefit and welfare plans of the Company or the Company Subsidiaries on terms and conditions which when taken as a whole are substantially similar to those currently provided and made available by the Company or a Company Subsidiary to their similarly situated officers and employees (it being acknowledged in this regard that (i) the Company's defined benefit plan has been frozen and participation therein by Persons not currently participating in such plans is not permitted and (ii) the benefits in said defined benefit plan held by employees of the Company or Company Subsidiaries shall not be considered in a determination of "substantially similar" benefits under this Section 9.11). The service of the employees of TBI and any TBI Subsidiary prior to the Effective Time shall be treated as service with the Company or a Company Subsidiary for purposes of participation, vesting and benefit accrual in any such employee benefit plans of the Company or any Company Subsidiary in which officers and employees of TBI or any TBI Subsidiary may be permitted to participate.

            (b) At the Closing the Bank shall enter into the New Hauer Employment Agreement.

            (c) At the Closing the Bank shall enter into the Bank Employment Agreement with each of Russell Comer, James Moon, Kathleen Julian, Bonnie Walton, Julie Bruce, Pam Kirby and Shelly Lakins.

      9.12 Indemnification. (a) For four years after the Effective Time, the Company shall, with respect to the present and former directors, officers, employees, and agents of TBI or any TBI Subsidiary (each, a "Continuing Indemnified Person") (including any person who becomes a director, officer, employee, or agent prior to the Effective Time), (i) honor any indemnification obligation of TBI as of the Effective Time under the Articles of Incorporation or Bylaws of TBI and (ii) indemnify, defend and hold harmless any such Continuing Indemnified Person against all Adverse Consequences based on, or arising out of the fact that such Continuing Indemnified Person is or was a director, officer, employee or agent of TBI or any of its Subsidiaries or is or was serving at the request of TBI or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case to the extent that any such Adverse Consequences pertain to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Adverse Consequences are asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by the TBI Articles of Incorporation or Bylaws (though subject to any restrictions or limitations imposed by Law), including provisions relating to advancement of expenses incurred in the defense of any such Adverse Consequences. Without limiting the foregoing, in any case in which approval by the Company is required to effectuate any indemnification, the Company shall direct, at the election of the Continuing Indemnified Person, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Company and the Continuing Indemnified Person.

            (b) Any Continuing Indemnified Person wishing to claim indemnification under paragraph (a) of this Section 9.12, upon learning of any such Liability or Proceeding, shall promptly notify Company thereof, provided that the failure so to notify shall not affect the obligations of Company under this Section 9.12 unless and to the extent such failure materially increases Company's Liability under this Section 9.12. In the event of any such Proceeding (whether arising before or after the Effective
Time), (i) Company or the Surviving Corporation shall have the right to assume the defense thereof and Company shall not be liable to such Continuing Indemnified Persons for any legal expenses of other counsel or any other expenses subsequently incurred by such Continuing Indemnified Persons in connection with the defense thereof, except that if Company or the Surviving Corporation elects not to assume such defense or counsel for the Continuing Indemnified Person advises that there are substantive issues which raise conflicts of interest between Company or the Surviving Corporation and the Indemnified Person or between the Continuing Indemnified Person, the Continuing Indemnified Person may retain counsel satisfactory to them, and Company or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Continuing Indemnified Person promptly as statements therefor are received; provided, that Company shall be obligated pursuant to this paragraph
(b) to pay for only one firm of counsel for all Continuing Indemnified Person in any jurisdiction, (ii) the Continuing Indemnified Person will cooperate in the defense of any such Litigation, and (iii) neither Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent or have any obligation hereunder to any Continuing Indemnified Person when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Continuing Indemnified Person in the manner contemplated hereby is prohibited by applicable Law.

            (c) If Company or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Company shall assume the obligations set forth in this Section 9.12.

            (d) The Company shall maintain,  at no expense to the beneficiaries, in effect for two years from the Effective Time the current directors' and officers' liability insurance policies maintained by TBI (provided that the Company may (i) substitute therefor policies of at least the same coverage containing terms and conditions which are, in the aggregate, no less advantageous to any beneficiary thereof or (ii) arrange for "tail" coverage for such two year period under TBI's current directors' and officers' liability insurance policies) with respect to matters existing or occurring at or prior to the Effective Time and the proper subject of indemnification under Section 9.12(a) hereof.

      9.13 Bank Directors' Fees. Upon the Effective Time, the Company shall not effect a decrease in the fees currently payable to individuals serving on the Board of Directors of the Bank for their services in such capacity.

                                   ARTICLE 10
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

      10.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 12.8 of this Agreement:

            (a) TBI Shareholder Approval. The shareholders of TBI shall have approved this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments (without regard to any shares which are voted pursuant to irrevocable proxies, the validity of which has been contested by the underlying owner, unless the underlying owner has given written instructions with respect to the voting of such shares in connection with this Agreement).

            (b) Merger Subsidiary Shareholder Approval. The Company, as the shareholder of Merger Subsidiary, shall have approved this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments (without regard to any shares which are voted pursuant to irrevocable proxies, the validity of which has been contested by the underlying owner, unless the underlying owner has given written instructions with respect to the voting of such shares in connection with this Agreement).

            (c) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in any manner deemed to be unreasonable by the Company.

            (d) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 10.1(c)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of the Company would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

            (e) Legal Proceedings. No Governmental Body of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered by Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

            (f) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Company Common Stock issuable pursuant to the Merger shall have been received.

            (g) NASDAQ Listing. The shares of Company Common Stock issuable pursuant to the Merger shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

            (h) Tax Matters. The Company and TBI shall have received a written opinion of counsel from Krieg DeVault LLP, in form and substance reasonably satisfactory to the Company and TBI, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) the Company, Merger Subsidiary and TBI will each be "a party to a reorganization" within the meaning of Section 368(a) of the Code and (iii) the exchange under the Merger of TBI Common Stock for Company Common Stock will not give rise to gain or loss to the shareholders of TBI with respect to such exchange (except to the extent of any cash received).

      10.2 Conditions to Obligations of Company. The obligations of Company to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Company pursuant to Section 12.8(a) of this Agreement:

            (a) Representations and Warranties. For purposes of this Section 10.2(a), the accuracy of the representations and warranties of TBI set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made immediately prior to the Effective Time (provided that representations and warranties which are confined to a specific date shall speak only as of such date). The representations and warranties of TBI set forth herein shall each be true and correct in all material respects as of the date of this Agreement and as of the Effective Time. In addition, as of the Effective Time, there shall not exist inaccuracies in the representations and warranties of TBI set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on TBI, provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

            (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of TBI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (c) Certificates. TBI shall have delivered to Company (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer or treasurer, to the effect that the conditions of its obligations set forth in Sections 10.2(a) and 10.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by TBI's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as

Company shall request.

            (d) Consents and Approvals. TBI shall have obtained any and all Consents required for consummation of the Merger (other than those set forth in Section 10.1(c) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TBI or the Company.

            (e) Legal Opinion. TBI shall have delivered to the Company an opinion of Krieg DeVault LLP, counsel to TBI, dated as of the Closing Date, covering those matters set forth in Exhibit E hereto.

            (f) Affiliate Agreements. Each Affiliate of TBI and of the Bank other than Kathleen Julian and Russell Comer shall have executed an Affiliate Agreement.

            (g) Bank Deposits. The total deposits of the Bank as of the Closing Date shall not be less than an amount $5,000,000 below the Bank's total deposits as of September 30, 2005.

            (h) Redemption of TBI Exercisable Stock Options. All TBI Exercisable Stock Options shall have been redeemed by TBI in exchange for the Stock Option Consideration.

            (i) Hauer Employment Agreements. The Current Hauer Employment Agreement shall have been terminated and the New Hauer Employment Agreement shall have been executed by Hauer, the Company, TBI and the Bank

            (j) No Material Adverse Effect. Without intending to limit in any manner the provisions of Section 10.2(a) hereof, there shall have been no events, changes or occurrences after the date of this Agreement which have had, individually or in the aggregate, a Material Adverse Effect on TBI.

      10.3 Conditions to Obligations of TBI. The obligations of TBI to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by TBI pursuant to Section 12.8(b) of this Agreement:

            (a) Representations and Warranties. For purposes of this Section 10.3(a), the accuracy of the representations and warranties of Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made immediately prior to the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time. In addition, as of the Effective Time there shall not exist inaccuracies in the representations and warranties of Company set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on the Company;

provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

            (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of the Company and/or Merger Subsidiary to be performed and complied with by the Company and/or Merger Subsidiary pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (c) Certificates. The Company shall have delivered to TBI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer or treasurer, to the effect that the conditions of its obligations set forth in Sections 10.3(a) and 10.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the Company's and Merger Subsidiary's Boards of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, including, but not limited to, actions of the Company as sole shareholder of Merger Subsidiary approving the Merger, all in such reasonable detail as TBI shall request.

            (d) Consents and Approvals. The Company and/or Merger Subsidiary shall have obtained any and all Consents required for consummation of the Merger (other than those set forth in Section 10.1(c) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Company.

            (e) Lega1 Opinion. Company and Merger Subsidiary shall have delivered to TBI an opinion of Stoll Keenon Ogden PLLC, counsel to the Company, dated as of the Closing Date, covering those matters set forth in Exhibit F hereto.

            (f) Opinion of TBI Financial Advisor. TBI shall have received as of the date of this Agreement an opinion from Alex Sheshunoff & Co. Investment
Banking, LP that the Merger Consideration is fair, from a financial viewpoint, to the holders of TBI Common Stock.

            (g) Employment Agreements. The Bank Employment Agreements and the New Hauer Employment Agreement shall have been entered into by the Bank and the respective Bank employees.

            (h) No Material Adverse Effect. Without intending to limit in any manner the provisions of Section 10.3(a) hereof, there shall have been no events, changes or occurrences after the date of this Agreement which have had individually or in the aggregate, a Material Adverse Effect on the Company.


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

                                    ARTICLE 11
                                   TERMINATION

      11.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of TBI, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

            (a) By mutual consent of the Board of Directors of the Company and the Board of Directors of TBI;

            (b) By the Board of Directors of the Company or the Board of Directors of TBI (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 10.2(a) of this Agreement in the case of TBI and
Section 10.3(a) in the case of the Company or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 10.2(a) of this Agreement in the case of the Company and Section 10.3(a) of this Agreement in the case of TBI;

            (c) By the Board of Directors of the Company or the Board of Directors of TBI (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 10.2(a) of this Agreement in the case of TBI and
Section 10.3(a) in the case of Company or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach;

            (d) By the Board of Directors  of TBI,  prior to the approval of the
Merger at the TBI Shareholders' Meeting, in order to concurrently enter into a Contract respecting an Acquisition Proposal that (i) has been received by TBI and the Board of Directors of TBI in compliance with Section 9.8 hereof and (ii) the Board of Directors of TBI has concluded in good faith, in consultation with its financial and legal advisors, is a Superior Proposal; provided, however, that this Agreement may be terminated by TBI pursuant to this Section 11.1(d) only after the fifteenth calendar day following TBI's provision of written notice to the Company advising the Company that the Board of Directors is prepared to accept a Superior Proposal and setting forth the material terms and conditions of any such Superior Proposal, including the amount of consideration per share of TBI Common Stock the stockholders of TBI will receive (valuing any non-cash consideration at what the Board of Directors of TBI determines in good faith, after consultation with its independent financial advisor, to be the fair value of the non-cash consideration) and only if (i) during such fifteen-calendar day period, TBI has caused its financial and legal advisors to negotiate with the Company in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and (ii) the Board of Directors of TBI has considered such adjustments in the terms and conditions of this Agreement resulting from such negotiations and has concluded in good faith, based upon consultation with its financial and legal advisers, that such Acquisition Proposal remains a Superior Proposal even after giving effect to the adjustments proposed by the Company and provided further that such termination shall not be effective until TBI pays the Termination Fee in accordance with Section 11.2(b) hereof;

            (e) By the Board of Directors of the Company if, prior to the approval of the Merger at the TBI Shareholders' Meeting, the Board of Directors of TBI shall have failed to make its approval recommendation of this Merger or shall have effected a TBI Adverse Recommendation Change;

            (f) By the Board of Directors of TBI if the Company has entered into a Contract with respect to an Acquisition Proposal which would result in a Change of Control of the Company;

            (g) By the Board of Directors of Company or the Board of Directors of TBI in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of TBI fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the IBCL and this Agreement at the TBI Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

            (h) By the Board of Directors of Company or the Board of Directors of TBI in the event that the Merger shall not have been consummated by December 31, 2006, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 11.1(h) (provided, however, that should the failure to consummate by that date be due to or arising out of Proceeding with respect to any Acquisition Proposal to which the Parties, or any of them, are a Party, then such date shall be extended until 45 days after the final termination or resolution of such Proceeding).

      11.2 Effect of Termination. (a) In the event of the termination and abandonment of this Agreement pursuant to Section 11.1 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, and, subject to Section 11.2(b) below, none of the Company, Merger Subsidiary or TBI or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, except that the provisions of this
Section 11.2, Section 9.6(b),  Section 12.1, Section 12.2, Section 12.3, Section
12.4 and Section 12.5 of this Agreement shall survive any such termination and abandonment.

            (b) If (i) an Acquisition Proposal respecting TBI shall have been publicly announced and not withdrawn, (ii) thereafter this Agreement is terminated by either the Company or TBI pursuant to Section 11.1(d) or (e), respectively, and at the time of such termination the Company is not in breach in any material respect of any of its representations, warranties or covenants in this Agreement and (iii) on or before June 30, 2007, TBI or any of its Subsidiaries enters into a Contract with respect to, or consummates, any Acquisition Proposal, then TBI shall pay the Company the Termination Fee in immediately available funds by wire-


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

transfer to an account designated by the Company, on or prior to the earlier of the date on which the Contract with respect to the Acquisition Proposal is executed and the date on which the Acquisition Proposal is consummated. Notwithstanding anything to the contrary contained in this Agreement, any payment of the Termination Fee pursuant to this Section 11.2(b) shall represent the sole remedy for any termination of this Agreement requiring such payment and TBI and its Subsidiaries shall have no further liability under this Agreement.

ARTICLE 12

                                  MISCELLANEOUS

      12.1 Survival. Except as expressly provided in this Agreement (including, without limitation, Section 11.2 hereof), all representations, warranties, covenants, agreements and indemnification obligations made and incurred hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall terminate as of the Effective Time.

      12.2 Company Indemnification. TBI hereby agrees to indemnify and defend and hold harmless the Company and its Affiliates, directors, officers, employees, managers, members and agents and their successors and assigns (collectively, the "Company Indemnified Persons") against and in respect of any and all Adverse Consequences incurred, suffered, sustained or required to be paid by a Company Indemnified Person resulting or arising from or incurred in connection with: (i) any intentional non-fulfillment or non-performance of any agreement, covenant or condition on the part of TBI made herein or to be performed, complied with or fulfilled under this Agreement; or (ii) any Proceeding incident to any of the foregoing. This indemnity obligation on the part of TBI shall survive the termination, expiration or cancellation of this Agreement for any reason whatsoever for a period of one (1) year after such termination, expiration or cancellation.

      12.3 TBI Indemnification. The Company hereby agrees, to indemnify and defend and hold harmless TBI and its Affiliates, directors, officers, employees, managers, members and agents and their successors and assigns (collectively, the "TBI Indemnified Persons") against and in respect of any and all Adverse Consequences incurred, suffered, sustained or required to be paid by a TBI Indemnified Person resulting or arising from or incurred in connection with: (i) any intentional non-fulfillment or non-performance of any agreement, covenant or condition on the part of the Company made herein or to be performed, complied with or fulfilled under this Agreement; or (ii) any Proceeding incident to any of the foregoing. This indemnity obligation on the part of Company shall survive the termination, expiration or cancellation of this Agreement for any reason whatsoever for a period of one (1) year after such termination, expiration or cancellation.

      12.4 Indemnification Procedures.

            (a) Whenever a Company Indemnified Person or TBI Indemnified Person (an "Indemnified Person") becomes aware that it has a claim for indemnity under
Section 12.2 or


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

12.3 hereof or that any claim is threatened or asserted against it that would occasion the indemnification described in Section 12.2 or 12.3 (a "Covered Claim"), such Indemnified Person shall promptly provide the indemnifying Party with a notice (a "Claim Notice") of such Covered Claim pursuant to the provisions of Section 12.10 hereof. Each Claim Notice shall describe in reasonable detail the Indemnified Person's understanding of (and basis for) the Covered Claim, the Person threatening or asserting it, the relief sought and the basis for indemnification hereunder with respect thereto.

            (b) In connection with any Covered Claim the indemnifying Party, provided that it shall have acknowledged in writing its obligation to provide indemnification in respect of such Covered Claim, shall have the right (without prejudice to the right of any Indemnified Person to participate at its expense through counsel of its own choosing) to defend or prosecute such Covered Claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty days following receipt by it of a Claim Notice or such shorter time period as required so that the interests of the Indemnified Person would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both the indemnifying Party and an Indemnified Person and the Indemnified Person shall have reasonably concluded that counsel selected by the indemnifying Party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Person, the Indemnified Person shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying Party. If the indemnifying Party does not choose to defend or prosecute any such claim asserted by a Person for which any Indemnified Person would be entitled to indemnification hereunder, then the Indemnified Person shall be entitled to recover from the indemnifying Party, on a monthly basis, all of its attorneys' fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. If the indemnifying Party assumes the defense of any such claim, the indemnifying Party will hold the Indemnified Person harmless from and against any and all Adverse Consequences arising out of any settlement approved by indemnifying Party or any Order in connection with such Covered Claim or Proceeding. Notwithstanding the assumption of the defense of any Covered Claim by the Indemnified Person pursuant to this Section 12.4(b) the indemnifying Party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld). The indemnifying party shall be subrogated to the rights that the Indemnified Person has against third parties with respect to any subject Covered Claim.

            (c) The indemnifying Party and the Indemnified Person shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The Indemnified Person shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for Adverse Consequences for which indemnification is provided pursuant to this Section 12.4 hereof, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this Section 12.4(c).


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

            (d) It is not a condition precedent to recovery under this Article 12 for an Indemnified Person to first seek a contractual, statutory or common law remedy against any indemnifying Party in order to provide a Claim Notice. No Indemnified Person is under any obligation to pursue any claims against an indemnifying Party.

      12.5 Expenses.

            (a) Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

            (b) Nothing contained in this Section 12.5 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.

      12.6 Entire Agreement; Benefits of Agreement. This Agreement constitutes the complete and exclusive agreement between the Parties with respect to the transactions contemplated hereunder and concedes and supersedes all prior arrangements or understandings with respect thereto, written or oral, between the Parties (including, without limitation, the Indication of Interest and the Confidentiality Agreement). Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      12.7 Amendments. To the extent permitted by Law, this Agreement may be amended, only by a subsequent writing signed by each of the Parties, upon the approval of the Board of Directors of each of the Parties, whether before or after shareholder approval (if applicable) of this Agreement has been obtained.

      12.8 Waivers.

      (a) Prior to or at the Effective Time, the Company, acting through its Board of Directors or Chief Executive Officer, shall have the right to waive any Default in the performance of any term of this Agreement by TBI, to waive or extend the time for the compliance or fulfillment by TBI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of the Company.

      (b) Prior to or at the Effective Time, TBI, acting through its Board of Directors or Chief Executive Officer, shall have the right to waive any Default in the performance of any term of this Agreement by the Company, to waive or extend the time for the compliance or fulfillment by the Company of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by the chief executive officer of TBI.

      (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

      12.9 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

      12.10 Notices. Any deliveries, notices or other communications required or permitted hereunder shall be deemed to have been duly made or given (i) if delivered in person, (ii) if sent by registered mail, return receipt requested, postage prepaid, (iii) if sent by a nationally recognized overnight courier or
(iv) if sent by facsimile transmission, to the following addresses and numbers:


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

            Company:                  Community Bank Shares of Indiana, Inc.
                                      James D. Rickard
                                      President and Chief Executive Officer
                                      101 West Spring Street
                                      New Albany, IN 47150
                                      Facsimile Number: (812) 949-6812

            Merger Subsidiary:        CBIN Subsidiary, Inc.
                                      James D. Rickard
                                      President and Chief Executive Officer
                                      101 West Spring Street
                                      New Albany, IN 47150
                                      Facsimile Number: (812) 949-6812

            Copy to Company
            And Merger
            Subsidiary Counsel:       Stoll Keenon Ogden PLLC
                                      Attn:  J. David Smith, Jr.
                                      300 West Vine Street, Suite 2100
                                      Lexington, Kentucky 40507
                                      Facsimile Number: (859) 246-3662

            TBI:                      The Bancshares, Inc.
                                      Steve Hauer
                                      President and Chief Executive Officer
                                      125 West McClain Avenue
                                      Scottsburg, Indiana 47170
                                      Facsimile Number: (812) 752-4546

            Copy to TBI
            Counsel:                  Krieg DeVault LLP
                                      Attn: John W. Tanselle
                                      One Indiana Square, Suite 2800
                                      Indianapolis, Indiana 46204-2079
                                      Facsimile Number: (317) 636-1507

or, as to each party, at such other address or number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 12.10. All such notices, requests, demands and other communications shall be deemed to have been given (i) on the date received if personally delivered, (ii) two days following the date deposited in the mail if delivered by mail, (iii) on the date following the date sent by overnight courier if delivered by overnight courier or (iv) the date sent by facsimile if delivered by facsimile transmission on or before 2:30 p.m., local New Albany, Indiana time (if received by facsimile after 2:30 p.m., local New Albany, Indiana time, then the following day).

      12.11 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Indiana, without regard to its principles of conflicts of law or choice of law.

      12.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any such counterpart may be delivered through facsimile transmission provided the original thereof is promptly delivered to the Parties hereto.

      12.13 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

      12.14 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

      12.15 Enforcement of Agreement. The Parties agree that time is of the essence in the performance of their respective obligations under this Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

      12.16 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      12.17 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude

                            [signature page follows]
or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law, Order, or otherwise.

      12.18 Investigation of Company. Neither the Company's nor Merger Subsidiary's access to documents and information of TBI or the Bank, nor any investigation by the Company or Merger Subsidiary, shall affect the right of Company or Merger Subsidiary to rely on any representations and warranties of TBI made in this Agreement.

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                       COMMUNITY BANK SHARES OF INDIANA, INC.

                                      By: ____________________________________
                                          James D. Rickard
                                          President and Chief Executive Officer


                                      THE BANCSHARES, INC.

                                      By: ____________________________________
                                          Steve A. Hauer
                                          President and Chief Executive Officer


                                      CBIN SUBSIDIARY, INC.

                                      By: ____________________________________
                                          James D. Rickard
                                          President and Chief Executive Officer

                                   EXHIBIT "A"

                                 PLAN OF MERGER
                                       OF
                              THE BANCSHARES, INC.
                                  WITH AND INTO
                              CBIN SUBSIDIARY, INC.

      Pursuant to this Plan of Merger ("Plan of Merger"), dated as of February 15, 2006, The Bancshares, Inc. ("TBI"), a corporation organized and existing under the laws of the State of Indiana, shall be merged with and into CBIN Subsidiary, Inc. ("Merger Subsidiary"), a corporation organized and existing under the laws of the State of Indiana and which is a wholly-owned subsidiary of Community Bank Shares of Indiana, Inc. ("the Company").

      Except as otherwise provided herein, the capitalized terms set forth below shall have the meanings ascribed thereto in that certain Agreement and Plan of Merger dated as of February 15, 2006 between the Company, Merger Subsidiary and TBI (the "Agreement"), of which this Plan of Merger is Exhibit A.

                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

      1.1 Merger. Subject to the terms and conditions of this Plan of Merger and the Agreement, at the Effective Time, TBI shall be merged with and into Merger Subsidiary in accordance with the provisions of Indiana Code 23-1-40-1 of the IBCL, and with the effect provided in Indiana Code 23-1-40-6 of the IBCL (the "Merger"). Merger Subsidiary shall be the surviving corporation resulting from the Merger (the "Surviving Corporation") and shall continue to be governed by the Laws of the State of Indiana. The Merger shall be consummated pursuant to the terms of this Plan of Merger and the Agreement, which have been approved and adopted by the respective Boards of Directors of TBI, the Company and Merger Subsidiary.

      1.2 Time and Place of Closing. The Closing will take place at 10:00 A.M., local New Albany, Indiana time, on the date on which the Effective Time is to occur (or the immediately preceding day if the Effective Time is to be earlier than 10:00 A.M., local New Albany, Indiana time), or at such other time as the parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the parties.

      1.3 Effective Time. The Merger and other transactions contemplated by this Plan of Merger shall become effective at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Indiana (the "Effective Time"). Subject to the terms and conditions hereof, including the adjustment of the Anticipated Closing Date pursuant to
Section 4.2(b) hereof, unless (i) otherwise mutually agreed upon in writing by the chief executive officers of each party, (ii) this Plan of Merger is terminated pursuant to Article 11 of the Agreement or (iii) the Company in its discretion chooses a later Closing Date and Effective Time, the parties shall use their reasonable efforts to cause the Effective Time to occur as soon as is reasonably practicable on the date (the "Anticipated Closing Date") five (5) days following the last to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger (taking into account any requisite waiting period in respect thereto), (ii) the date on which the shareholders of TBI approve this Plan of Merger, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each party's obligations hereunder shall have been satisfied or waived (to the extent waivable by such party).

      1.4 Restructure of Transaction. The Company shall have the right with the consent of TBI (which consent may not be unreasonably withheld, conditioned or delayed) to revise the structure of the Merger contemplated by this Plan of Merger in order to achieve tax benefits or for any other reason which the Company may deem advisable; provided, however, that the Company shall not have the right, without the approval of the Board of Directors of TBI and, if required by the IBCL, the holders of the TBI Common Stock, to make any revision to the structure of the Merger which: (i) changes the amount of the consideration which the holders of shares of TBI Common Stock are entitled to receive (determined in the manner provided in Section 3.1 hereof); (ii) changes the intended tax free effects of the Merger with respect to the Stock Consideration to the Company, TBI or the holders of shares of TBI Common Stock; (iii) would permit the Company to pay the Stock Consideration other than by delivery of Company Common Stock registered with the SEC (in the manner described in Section 3.1 hereof); (iv) would be materially adverse to the interests of TBI or adverse to the holders of shares of TBI Common Stock; or (v) would materially impede or delay consummation of the Merger. The Company may exercise this right of revision by giving written notice to TBI in the manner provided in Section 13.6 of the Agreement which notice shall be in the form of an amendment to this Plan of Merger or in the form of an Amended and Restated Plan of Merger.

                                    ARTICLE 2
                                 TERMS OF MERGER

      2.1 Articles of Incorporation. The Articles of Incorporation of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

      2.2 Bylaws. The Bylaws of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

      2.3 Directors and Officers. The directors of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

      3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Subsidiary, TBI, or the shareholders of any of the foregoing, the shares of the constituent Parties shall be converted as follows:

            (a) Each share of Company Common Stock (and any Rights with respect to Company Common Stock) issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time;

            (b) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one share of the Surviving Corporation from and after the Effective Time;

            (c) (i) Subject to Sections 3.1(c) (ii), (iii) and (iv) and Section 3.1(d) below, each issued and outstanding share of TBI Common Stock outstanding immediately prior to the Effective Time shall be converted, subject to the provisions of this Article 3, into one of the following:

                        (A) cash in the amount of $150, without interest (the "Cash Consideration"); or

                        (B) that number of shares of Company Common Stock, rounded to the nearest thousandth of a share, equal to the quotient obtained by dividing the $150.00 by the Company Stock Price (the "Stock Consideration").

                  (ii) Notwithstanding anything herein to the contrary, in all events (excluding the portion of the Merger Consideration attributable to shares cancelled pursuant to Section 3.3 hereof, Dissenting Shares and cash payable in lieu of fractional shares) the aggregate Cash Consideration shall equal thirty-five percent (35%) of the Merger Consideration (the "Cash Consideration Percentage") and the aggregate Stock Consideration shall equal sixty-five percent (65%) of the Merger Consideration (the "Stock Consideration Percentage"). Notwithstanding the foregoing, the percentages used in the preceding definitions are subject to waiver or modification pursuant to Section 3.1(c)(iv) below.

                  (iii) If, after the results of the Forms of Election are calculated, the number of shares of TBI Common Stock respecting which a Stock Election is made would result in aggregate Stock Consideration greater than the Stock Consideration Percentage, the Company shall cause the Exchange Agent to determine the number of shares of TBI Common Stock respecting which a Stock Election was made (the "Stock Election Shares") which must be redesignated as Cash Election Shares (as defined below) in order to reduce the shares converted into Stock Consideration to a number of shares such that the aggregate Stock Consideration equals the Stock Consideration Percentage. In such event, all holders who have Stock Election Shares shall, on a pro rata basis (based on the number of Stock Election Shares they hold), have such number of their Stock Election Shares redesignated as Cash Election Shares so that the Stock Consideration Percentage is achieved. If, after the results of the Forms of Election are calculated, the number of shares of Company Common Stock not making a Stock Election (the "Cash Election Shares") would result in aggregate Cash Consideration greater than the Cash Consideration Percentage, the Company shall cause the Exchange Agent to determine the number of Cash Election Shares which must be redesignated as Stock Election Shares in order to reduce the shares converted into Cash Consideration to a number of shares such that the aggregate Cash Consideration equals the Stock Consideration Percentage. In such event, all holders who have Cash Election Shares shall, on a pro rata basis (based on the number of Cash Election Shares they hold), have such number of their Cash Election Shares redesignated as Stock Election Shares so that the Cash Consideration Percentage is achieved.

                  (iv) Notwithstanding the foregoing, the Company may, in its sole discretion, taking into account the actual results of the election process described in Section 5.2, direct at any time prior to the Effective Time that the redesignation procedures provided in Section 3.1(c)(iii) above be waived in whole or in part. In such event, the percentage limits specified in Section 3.1(c)(ii) above for the Cash Consideration Percentage and the Stock Consideration Percentage, respectively, shall be disregarded and the procedures provided for in Sections 3.1(c)(ii) and (iii) above shall be applied substituting such percentage limits as the Company shall designate solely for the purpose of causing the Cash Consideration Percentage and the Stock Consideration Percentage to more closely match the results of TBI shareholder elections than as set forth in Section 3.1(c)(ii) above, provided, however, that such actions would not adversely affect the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

            (d) Dissenting Shares shall not be converted pursuant to Section 3.1(c) above in the Merger but, at and after the Effective Time, shall represent only the right to receive payment in accordance with Chapter 44 of the IBCL. If a holder of Dissenting Shares becomes ineligible for payment under Chapter 44 of the IBCL, then such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted in the manner set forth in Section 3.1(c) above effective as of the Effective Time.

            3.2 Redemption of TBI Exercisable Stock Options. Immediately before the Effective Time each issued and outstanding TBI Exercisable Stock Option shall be canceled and retired by TBI and shall cease to exist through the payment by TBI to holders of such options of that cash sum, without interest, equal to the Option Spread (collectively, the "Stock Option Consideration").

            3.3 Exchange Ratio Adjustment. In the event the Company changes the number of shares of Company Common Stock issued and outstanding after the date of this Agreement and prior to the Effective Time as a result of a stock split, stock dividend, subdivision, reclassification, conversion or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, subdivision, reclassification, conversion or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Stock Consideration shall be proportionately adjusted in such fashion as the Company and TBI may agree, such agreement not to be unreasonably withheld, conditioned or delayed.

            3.4 Shares Held by TBI or the Company. Each of the shares of TBI Common Stock held by TBI, any TBI Subsidiary, the Company or any Company Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no Merger Consideration shall be issued in exchange therefor.

                                    ARTICLE 4
                               EXCHANGE OF SHARES;
                        ELECTION OF MERGER CONSIDERATION

            4.1 Exchange of Certificates.

      (a) Exchange Agent. As soon as practicable following the date of this Plan of Merger and in any event not less than three days prior to dissemination of the TBI Proxy Statement, the Company shall appoint the Exchange Agent to act as exchange agent for payment of the Merger Consideration upon surrender of certificates representing TBI Common Stock. The Exchange Agent shall also act as the agent for the TBI shareholders for the purpose of receiving and holding their Forms of Election and Certificates and shall obtain no rights or interests in such shares. Promptly following the Effective Time, Company shall deposit with the Exchange Agent, for the benefit of the holders of shares of TBI Common Stock for exchange in accordance with Article 3 through the Exchange Agent, (i) certificates representing the number of shares of Company Common Stock issuable and (ii) the amount of cash consideration payable, in each case, pursuant to
Section 3.1(c) hereof in exchange for outstanding shares of TBI Common Stock (such shares of Company Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). For the purposes of such deposit, the Company shall assume that there will not be any fractional shares of Company Common Stock. The Company shall make available to the Exchange Agent, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with
Section 4.1(e) hereof. The Exchange Agent shall, pursuant to irrevocable instructions, deliver Company Common Stock and cash contemplated to be issued pursuant to Sections 3.1(c) hereof out of the Exchange Fund. The Exchange Fund may not be used for any other purpose.

      (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of TBI Common Stock (such certificates are referred to hereinafter collectively as the "Certificates") whose shares or options were converted into the right to receive Merger Consideration pursuant to Section 3.1(c) hereof and who did not complete (or have revoked prior to the Effective Time) a Form of Election pursuant to Section 4.2(b) hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for such Person's portion of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Company, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the Exchange Agent shall effect delivery within five (5) business days to the holder of such Certificate, in exchange therefor, the amount of cash, if any, and the number of whole shares of Company Common Stock, if any, into which the aggregate number of shares of TBI Common Stock previously represented by such Certificate shall have been converted pursuant to Section 3.1(c) hereof, and the Certificate so surrendered shall forthwith be canceled. Thereafter, each such holder who received any Company Common Stock shall be treated as a holder of Company Common Stock for all purposes under the IBCL and the Company's Articles of Incorporation and Bylaws, in each case as amended. In the event of a transfer of ownership of TBI Common Stock that is not registered in the transfer records of TBI, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 4.1(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the portion of the Merger Consideration into which the shares of TBI Common Stock theretofore represented by such Certificate have been converted pursuant to Section 3.1(c) hereof. No interest shall be paid or accrued on any cash payable upon surrender of any Certificate.

      (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Company Common Stock with a record date on or after the Effective Time shall be paid to the holder of any

Certificate formerly representing TBI Common Stock with respect to the shares of Company Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.1(e) hereof, until the surrender of such Certificate in accordance with this
Article 4. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 4.1(e) hereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

      (d) No Further Ownership Rights in TBI Common Stock. The Merger Consideration paid and/or issued in accordance with the terms of this Article 4 upon conversion of any shares of TBI Common Stock or TBI Exercisable Stock Options shall be deemed to have been paid and/or issued in full satisfaction of all rights pertaining to such shares of TBI Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by TBI on such shares of TBI Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of TBI Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of TBI Common Stock are presented to the Surviving Corporation or the Exchange Agent (or Option Agreements are presented to the Surviving Corporation or the Company) for any reason, they shall be canceled and exchanged as provided in this Article 4.

      (e) No Fractional Shares.

            (1) No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the conversion of TBI Common Stock pursuant to Section 3.1(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of Company Common Stock. For purposes of this Section 4.1(e), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

            (2) In lieu of any such fractional shares, each holder of TBI Common Stock who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of TBI Common Stock to which such holder is entitled under Section 3.1(c) (or would be entitled but for this Section 4.1(e)) and (B) the Company Stock Price.

      (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of TBI Common Stock for three months after the Effective Time shall be delivered to the Company, upon demand, and any holder of TBI Common Stock or TBI Exercisable Stock Options who has not theretofore complied with this Article 4 shall thereafter look only to the Company and the Surviving Corporation for payment of its claim for a portion of the Merger Consideration (including any cash in lieu of fractional shares of Company Common Stock to which such Person is entitled pursuant to Section
4.1(e)) and any applicable dividends or distributions with respect to any Company Common Stock constituting Merger Consideration as provided in Section 4.1(c), in each case, without any interest thereon.

      (g) No Liability. None of TBI, the Merger Subsidiary, the Company or the Exchange Agent shall be liable to any Person in respect of any cash or any shares of Company Common Stock (or dividends or distributions with respect thereto) or Stock Option Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Body), any such cash, shares, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

      (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Company, in direct obligations of the U.S. Treasury or otherwise with the consent of TBI (which consent shall not be unreasonably withheld, conditioned or delayed), on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company.

      (i) Withholding Rights. The Company and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of TBI Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Surviving Corporation will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of TBI Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

      (j) Income Tax Treatment. It is intended by the Parties that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Subject to any revision to the structure of the transaction as provided under
Section 1.4 hereof, the Parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meanings of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

      4.2 Elections.

      (a) Each  Person  who,  on or prior to the  Election  Date  referred to in
Section 5.2(b) below, is a record holder of shares of TBI Common Stock shall be entitled, with respect to all or any portion of such shares, to make an unconditional Stock Election on or prior to such Election Date, on the basis hereinafter set forth.

      (b) The Company shall prepare a form of election, which form shall be subject to the reasonable approval of TBI (the "Form of Election") and shall be mailed with the TBI Proxy Statement to the record holders of TBI Common Stock as of the record date for the TBI Shareholders' Meeting, which Form of Election shall be used by each record holder of shares of TBI Common Stock who wishes to elect to receive the Stock Consideration pursuant to Section 3.1(c)(i)(B) hereof for any or all shares of TBI Common Stock held by such holder (a "Stock Election"). TBI shall use all reasonable efforts to make the Form of Election and the Proxy Statement available to all Persons who become record holders of TBI Common Stock during the period between such record date and the Election Date, including using reasonable efforts to mail a Form of Election to all such persons who become record holders prior to the seventh business day prior to the Election Date. Any such holder's election to receive the Stock Consideration pursuant to Section 3.1(c)(i)(B) hereof shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., EST, on the business day immediately preceding the Closing Date (the "Election Date"), a Form of Election properly completed and signed and accompanied by Certificates for the shares of TBI Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of TBI (or accompanied by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within three NASDAQ Capital Market trading days after the date of execution of such guarantee of delivery). Failure to deliver Certificates covered by any guarantee of delivery within three NASDAQ Capital Market trading days after the date of execution of such guarantee of delivery shall be deemed to invalidate any otherwise properly made Stock Election. TBI will announce the Anticipated Closing Date and Company Stock Price through a letter to its shareholders mailed at least two weeks before such Anticipated Closing Date. If the Closing is delayed to a subsequent date, the Anticipated Closing Date shall be delayed by a like number of days, the Election Date shall be similarly delayed and the Company will promptly announce such rescheduled Election Date and Closing.

      (c) Any Form of Election may be revoked by the stockholder who submitted such Form of Election to the Exchange Agent only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., EST, on the Election Date or (ii) after such time, if (and only to the extent that) the Exchange Agent is legally required to permit revocations and only if the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by the Company that this

Agreement has been terminated. If a Form of Election is revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the shares of TBI Common Stock to which such Form of Election relates shall be promptly returned to the shareholder submitting the same to the Exchange Agent and any such shares shall be treated as Cash Election Shares (unless and until another duly completed Form of Election [accompanied by the Certificate or Certificates, or guarantees of delivery, as applicable, to which such Form of Election relates] has been submitted to the Exchange Agent in accordance with this Agreement).

      (d) The determination of the Exchange Agent in its sole discretion shall be binding as to whether or not elections to receive the Stock Consideration pursuant to Section 3.1(c)(i)(B) hereof have been properly made or revoked pursuant to this Section 5.2 with respect to shares of TBI Common Stock and when elections and revocations were received by it. If no Form of Election is received with respect to shares of TBI Common Stock, or if the Exchange Agent determines that any election to receive the Stock Consideration pursuant to
Section 3.1(c)(i)(B) hereof was not properly made with respect to shares of TBI Common Stock, such shares shall be treated by the Exchange Agent as Cash Election Shares at the Effective Time, and such shares shall be converted into the right to receive the Cash Consideration in accordance with Section 3.1(c)(i)(A) hereof (subject to pro-ration pursuant to Section 3.1(c)(iii) hereof). The Exchange Agent shall also make all computations as to the adjustments contemplated by Section 3.1(c)(iii) and absent manifest error any such computation shall be conclusive and binding on the holders of shares of TBI Common Stock. The Exchange Agent may, with the mutual agreement of the Company and TBI, make such rules as are consistent with this Section 4.2 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

                                    ARTICLE 5
                                  MISCELLANEOUS

      5.1 Conditions Precedent. Consummation of the Merger by Merger Subsidiary shall be conditioned on the satisfaction of or waiver by the Company of the conditions precedent to the Merger set forth in Sections 10.1 and 10.2 of the Agreement. Consummation of the Merger by TBI shall be conditioned on the satisfaction of, or waiver by TBI of, of the conditions precedent to the Merger set forth in Sections 10.1 and 10.3 of the Agreement.

      5.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article 11 of the Agreement.

      5.3 Amendments. To the extent permitted by Law, this Plan of Merger may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before or after shareholder approval of the Agreement and this Plan of Merger has been obtained; provided, that after any such approval by the holders of TBI Common Stock, there shall be made no amendment that modifies in any material respect the consideration to be received by the TBI shareholders without the approval of TBI Shareholders.

      5.4 Assignment. Except as expressly contemplated hereby, neither this Plan of Merger nor the Agreement, nor any of the rights, interests, or obligations hereunder or thereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, the Agreement and this Plan of Merger will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

      5.5 Governing. This Plan of Merger shall be governed by and construed in accordance with the Laws of the State of Indiana, without regard to any applicable conflicts of Laws.

      5.6 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

      5.7 Captions. The captions contained in this Plan of Merger are for reference purposes only and are not part of this Plan of Merger.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Plan of Merger or has caused this Plan of Merger to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

                                  COMMUNITY BANK SHARES OF INDIANA, INC.


                                  By:   ____________________________________
                                        James D. Rickard
                                        President and Chief Executive Officer

                                  THE BANCSHARES, INC.


                                  By:   ____________________________________
                                        Steve A. Hauer
                                        President and Chief Executive Officer

                                  CBIN SUBSIDIARY, INC.


                                  By:   ____________________________________
                                        James D. Rickard
                                        President and Chief Executive Officer

                                   EXHIBIT "B"

                               AFFILIATE AGREEMENT

            Community Bank Shares of Indiana, Inc.
            Attention: James D. Rickard, President and Chief Executive Officer 101 West Spring Street
            New Albany, Indiana  47150

            Dear Mr. Rickard:

      The undersigned is a shareholder and a director, executive officer and/or ten percent (10%) or greater shareholders of The Bancshares, Inc. ("TBI"), an Indiana corporation which is a bank holding company by virtue of its ownership of The Scott County State Bank (the "Bank"), a state banking corporation organized under the laws of the State of Indiana. The undersigned will receive cash and/or shares of common stock of Community Bank Shares of Indiana, Inc. (the "Company") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of February 15, 2006 (the "Agreement"), by and between TBI, the Company and CBIN Subsidiary, Inc. (the "Merger Subsidiary"). Under the terms of the Agreement, TBI will be merged into and with the Merger Subsidiary (the "Merger"), and the shares of the no par value common stock of TBI ("TBI Common Stock") will be converted into and exchanged for cash and shares of the $.10 par value common stock of the Company ("Company Common Stock"). This Affiliate
Agreement represents an agreement between the undersigned and the Company regarding certain rights and obligations of the undersigned in connection with the Agreement, the Merger and the shares of Company Common Stock (if any) to be received by the undersigned as a result of the Merger.

      In consideration of the benefits the undersigned will receive as a shareholder of TBI under the Merger and the mutual covenants contained herein, the undersigned and the Company hereby agree as follows:

      1.Vote on the Merger. The undersigned agrees to vote all shares of TBI Common Stock that the undersigned owns beneficially or of record in favor of approving the Agreement and the Plan of Merger, unless the Company is then in Default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement; provided, however, that nothing in this sentence shall be deemed to require the undersigned to vote any shares of TBI Common Stock over which he has or shares voting power solely in a fiduciary capacity on behalf of any Person other than TBI, if the undersigned determines, in good faith after consultation and receipt of an opinion of counsel, that such a vote would cause a breach of fiduciary duty to such other Person.

      2.Restriction on Transfer. The undersigned further agrees that he will not, without the prior written consent of the Company (which consent may be withheld for any reason or no reason), transfer any shares of TBI Common Stock prior to the Effective Date, except by operation of law, by will, or under the laws of descent and distribution.

      3.Affiliate Status. The undersigned understands and agrees that as to TBI the undersigned is an "affiliate" (a "TBI Affiliate") under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the SEC under the 1933 Act, and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

      4.Covenants and Warranties of Undersigned Respecting Company Common Stock. The undersigned represents, warrants and agrees that the Company has informed the undersigned that any distribution by the undersigned of Company Common Stock has not been registered under the 1933 Act and that shares of Company Common Stock received pursuant to the Merger can, for a period of one (1) year after the Effective Time, only be sold by the undersigned (i) following registration under the 1933 Act, (ii) in conformity with the volume and other requirements of Rule 144 (as applicable to the undersigned by virtue of Rule 145(d)) promulgated by the SEC as the same now exist or may hereafter be amended or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that the Company is under no obligation to file a registration statement with the SEC covering the disposition of the shares of Company Common Stock received by the undersigned pursuant to the Merger.

      5. Confidentiality Agreement.

            (a) Confidential Information. The undersigned shall not disclose or use or otherwise exploit (for his own benefit or the benefit of any other
Person) at any time, any Confidential Information of which the undersigned became aware while a TBI Affiliate, whether or not any such information was developed by him. For purposes of this Agreement, "Confidential Information" shall mean all non-public, proprietary information of or respecting TBI or any Affiliate, including, without limitation, manner of operations, financial information and customer lists, records and relationships.

      6. Restrictive Covenants.

            (a) Acknowledgments. The undersigned acknowledges that (i) his services as a TBI Affiliate have been of a special, unique and extraordinary character and that his position with TBI and/or the Bank placed him in a position of confidence and trust with the customers of TBI and/or the Bank and allowed him access to Confidential Information, (ii) he will benefit from the consummation of the transactions contemplated under the Agreement, (iii) he would not have had significant contact with any TBI and/or the Bank customers if not for his service as a TBI Affiliate and the name, reputation and goodwill of TBI and/or the Bank, (iv) the nature and periods of restrictions imposed by the covenants contained in this Section 6 are fair, reasonable and necessary to protect and preserve for the Company and the Bank (A) the customer relationships developed by TBI and/or the Bank through significant time and expense and (B) the benefits of the undersigned's service as a TBI Affiliate, (v) the Company, the Bank and their Affiliates would sustain great and irreparable loss and damage if the undersigned were to breach any of such covenants, (vi) the Company, the Bank and their Affiliates conduct their business actively in and throughout the entire Territory (as herein defined) and (vii) the Territory is reasonably sized.

            (b) Covenants. Having acknowledged the foregoing, the undersigned covenants and agrees with the Company that he will not, directly or indirectly, from the date hereof through the date two years following the Effective Time, engage in any of the following:

                  (i) attempt in any manner to cause or otherwise encourage any employee of the Bank to leave the employ of the Bank;

                  (ii) (A) engage in or (B) own, manage, operate, join, control, assist, participate in or be connected with, directly or indirectly, as an officer, director, shareholder, member, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any Person which is, at the time, directly or indirectly, engaged in, any portion of the Financial Industry within the Territory or in competition within the Territory with any aspect of the business activities of the Company, the Bank or any Affiliate thereof (provided, however, that the undersigned may own, solely as a passive investment, securities of any Person which are traded on a national securities exchange or in the over-the-counter market if the undersigned does not own more than one percent (1%) of any class of securities of such Person);

                  (iii) solicit, divert, or take away, or attempt to solicit, divert or take away, the Financial Industry business or relationship of any of the customers of the Company, the Bank or any of their Affiliates, or any prospective customers which were solicited by the Bank while the undersigned was a TBI Affiliate, for the purpose of selling to or servicing for any such customer or prospective customer any Financial Industry product or service; or

                  (iv) cause or attempt to cause any of the foregoing customers or prospective customers of the Company or the Bank to refrain from maintaining or acquiring from or through the Company or the Bank (or any of their Affiliates) any banking product or service, and will not assist any other Person or Persons to do so.

                  The undersigned covenants further that, without limitation as to time, he will not directly or indirectly disclose or use or otherwise exploit for his own benefit, or the benefit of any other Person, any Confidential Information.

            (c) Definitions. For purposes of this Agreement,

                  (i) the "Territory" shall mean that area comprised of all points in Scott County, Indiana and in all Indiana counties contiguous to Scott County, Indiana. The undersigned shall be prohibited from maintaining a business address within such Territory if he is engaged in any of the activities enumerated in Subsection 6(b)(ii) hereof at such address, and he shall also be prohibited from engaging in any of the activities enumerated in Subsection 6(b)(ii) hereof within such Territory even if the undersigned maintains a business or residential address outside said Territory; and

                  (ii) the "Financial Industry" shall mean the banking, mortgage banking and/or finance business, and any and all activities and enterprises incidental or related thereto.

            (d) Injunctive Relief; Invalidity of Any Provision. The undersigned acknowledges that his breach of any covenant contained in this Section 6 will result in irreparable injury to the Company, the Bank and their Affiliates and that the Company's, the Bank's and the Affiliates' remedy at Law for such a breach will be inadequate. Accordingly, the undersigned agrees and consents that the Company, the Bank or any of their Affiliates, in addition to all other remedies available to any of them at Law, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the undersigned of any covenant contained in this Section
6. If any provision of this Section 6 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

            (e) Rights Cumulative. The rights and remedies of the Company, the Bank and their Affiliates under this Section 6 are in addition to, and cumulative of, any other rights and remedies that the Company, the Bank or any of their Affiliates may have by Law with respect to this Agreement. The parties further agree that in the event of a breach by the undersigned of Section 6(b) hereof, the period set forth in Section 6(b) hereof shall not begin until the undersigned permanently ceases his breach thereof.

      7. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer or otherwise dispose of the shares of Company Common Stock (if any) received by the undersigned in connection with the Merger, or to compete with the Company, the Bank or their Affiliates following the Merger, to the extent he believes necessary, with his counsel or counsel for TBI.

      8.Filing of Reports by the Company. The Company agrees, for a period of two years after the Effective Time, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the 1934 Act, so that the public information provisions of Rule 144(c) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Company Common Stock issued to the undersigned pursuant to the Merger.

      9. Entire Agreement; Modification; Waiver. This Affiliate Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, whether written or oral. No supplements, modification, or amendment of this Affiliate Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Affiliate Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

      10. Successors and Assigns; Assignment. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that this Agreement is intended to be personal to the undersigned and the rights and obligations of the undersigned hereunder may not be assigned or transferred by him.

      11. Governing Law. Subject to Section 14 hereof, this Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the State of Indiana without taking into account provisions regarding choice of Law or conflicts of Law, except to the extent certain matters may be governed as a matter of law by federal Law.

      12. Execution in Counterparts. This Affiliate Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

      13. Severability of Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      14. Arbitration. The undersigned agrees, without in any way impairing the rights afforded the Company, the Bank or their Affiliates pursuant to Sections 6(d) and 6(e) hereof, that any issue, dispute, controversy, or claim arising out of, related to or connected in any way with this Agreement which cannot be otherwise resolved, shall be submitted to arbitration in Louisville, Kentucky, in accordance with the Commercial Arbitration Rules of The American Arbitration Association and the ensuing arbitration award may be entered as a final judgment in any court having jurisdiction. Any dispute as to whether an issue is to be resolved by arbitration shall be submitted as part of the arbitration proceeding. As part of the arbitration award, legal costs, attorneys' fees, and the fees of expert witnesses may be assessed against any Person found to have acted in bad faith.

      15. Third Party Beneficiaries. Each Affiliate of the Company and the Bank shall be deemed to be a third party beneficiary of the rights of the Company and the Bank hereunder.

      16.Capitalized Terms. All capitalized terms in this Affiliate Agreement shall have the same meaning as given such terms under the Agreement.

      This Affiliate Agreement is executed as of the __ day of __________, 2006.

                                               Very truly yours,


                                               ________________________________
                                               Signature

                                               ________________________________
                                               Printed Name

                                               ________________________________
                                               Address

                                               ________________________________
                                               Telephone Number

      AGREED TO AND ACCEPTED as of

      _____________ __, 2006

      COMMUNITY BANK SHARES OF INDIANA, INC.


      By: _____________________________________
          James D. Rickard
          President and Chief Executive Officer

                                    EXHIBIT C

            EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

      THIS EMPLOYMENT AND CONFIDENTIALITY AGREEMENT is entered into on _________ ___, 2006 between (i) THE SCOTT COUNTY STATE BANK, an Indiana banking corporation, with its principal place of business at 125 West McClain Avenue, Scottsburg, Indiana 47170 (the "Bank") and (ii) ________________________________
an individual residing at __________________________________ (the "Employee")

                                   WITNESSETH:

      WHEREAS, the Employee is an employee of the Bank;

      WHEREAS, Employee's continued employment with the Bank henceforth shall be governed by the terms and conditions set forth hereinafter, and this Agreement shall supplant in its entirety any prior agreements representing the employment of the Employee by the Bank.

      NOW, THEREFORE, in consideration of the employment of the Employee hereunder, the confidentiality and noncompetition covenants hereunder and all other premises and mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt, adequacy and mutuality of which being herewith acknowledged, the parties hereto agree as follows:

      1. Employment. The Bank agrees to employ Employee and Employee agrees to be employed by the Bank subject to the terms and provisions of this Agreement.

      2. Term. Unless sooner terminated as hereinafter provided, the term of this Agreement shall commence on ______________ ___, 2006, and shall continue through _________ ___, 2007 (collectively, the "Term"). The parties hereto agree that, upon the expiration of the Term, the Bank shall be under no obligation whatsoever to renew or continue the employment of the Employee.

      3. Duties. Employee shall serve as ____________________ of the Bank and in that regard (i) shall perform such duties as are generally performed by __________ of commercial banking institutions, (ii) shall perform such other duties and services as may be requested orally and in writing by the Bank Board of Directors from time to time and (iii) shall comply with all reasonable employee policies which may be established and/or modified by the Board of Directors of the Bank from time to time. The Employee agrees that during the Term he will render his duties hereunder in a diligent and proper manner with the utmost skill, energy, service, and loyalty and in compliance with all applicable laws and regulations and the Articles of Incorporation, Bylaws and rules and policies of the Bank. In fulfilling his duties hereunder, Employee agrees to conduct himself in a responsible and professional manner, using his best efforts to advance the best interests of the Bank, and shall devote all of his working time to the business of the Bank.

      4. Compensation and Benefits.

            (a) Base Salary. Employee shall be paid a salary (the "Base Salary") of $__________ per annum. The Base Salary for any given year shall be payable in accordance with the payroll payment practices from time to time adopted by the Bank.

            (b) Participation in Benefit and Insurance Plans. Employee shall (assuming the satisfaction by Employee of all eligibility requirements and other conditions imposed by the relevant program, plan or insurance carrier) be entitled to participate in (i) any medical, dental, accident, life or other insurance program, and (ii) any other employee welfare or benefit plan generally available during the Term to employees of the Bank.

            (c) Vacation and Sick Time. Employee shall be entitled to vacation and sick time as may be determined from time to time by the Board of Directors of the Bank.

            (d) Withholding of Taxes. If, upon the payment of any compensation or benefit to Employee under this Agreement, the Board of Directors of the Bank determines in its discretion that the Bank is required to withhold or provide for the payment in any manner of taxes, including but not limited to, federal income or social security taxes, state income taxes, or local income taxes, Employee agrees that the Bank may satisfy such requirement by:

                  (i)   withholding   an  amount   necessary   to  satisfy  such
withholding requirement from Employee's compensation; or

                  (ii) conditioning the payment or transfer of such compensation or benefit upon Employee's payment to the Bank of an amount sufficient to satisfy such withholding requirement.

      5. Termination. The Employee's employment hereunder may be terminated under this Agreement as follows:

            (a) Death. The Employee's employment hereunder shall terminate upon his death.

            (b) Disability. If, as a result of one or more physical or mental disabilities (resulting from an illness, disease, accident or otherwise), Employee cannot render or fails to render to the Bank the services required hereunder for the equivalent of sixty (60) full working days, consecutive or otherwise, within any one hundred twenty (120)-day period, the Bank may terminate the Employee's employment hereunder within five (5) calendar days after written Notice of Termination is given (which may occur at any time after the ninetieth day when services are not rendered by the Employee).

            (c) Resignation. The Employee's employment hereunder shall terminate upon his resignation.

            (d)  Cause.  The  Bank  may  terminate  the  Employee's   employment
hereunder for Cause. For purposes of this Agreement, the Bank shall have "Cause" to terminate the Employee's employment because of the Employee's:

                  (i) willful and knowing dishonesty in communication of any kind on any material subject for any purpose either to the Bank or to any person or entity for or on behalf of the Bank;

                  (ii) obtaining from any Person, other than from the Bank, anything of value in return for or because of rendering service or advice which, under the circumstances, might reasonably be construed as part of the duties expected of Employee hereunder;

                  (iii) use of more than an insubstantial and quantitatively small amount of time during normal business hours for activities not calculated and reasonably designated to further the fortunes and best interests of the Bank;

                  (iv)   theft,   embezzlement,   false   entries  on   records,
misapplication of funds or property, misappropriation of any asset, any conduct resulting in conversion of any kind or any actual or constructive fraud;

                  (v) imparting Confidential Information (as defined below) whether proprietary or non-proprietary, to any Person other than (A) an authorized employee of the Bank, (B) as required by law, or (C) as part of a privileged communication to an attorney;

                  (vi) gross neglect of duty, including, but not limited to, refusal to attend to the duties of employment hereunder;

                  (vii) dishonesty, insubordination, or gross negligence in the performance of his duties hereunder;

                  (viii) (1) pleading guilty or nolo contendere to, or being convicted of, a felony, or (2) pleading guilty or nolo contendere to, or being convicted of, a crime of theft or conversion or a crime of moral turpitude, or gross or willful misconduct, which materially and adversely affects the Bank's reputation in the community or which evidences the lack of Employee's fitness or ability to perform his duties hereunder;

                  (ix) direct or indirect, individually or in association with any person or entity, diversion of any Corporate Opportunity to any person or entity other than the Bank, except as authorized in a writing executed by the Bank. "Corporate Opportunity" shall mean any business opportunity in the Bank's lines of business existing at the time such opportunity is discovered by Employee or in a line of business which the Employee knows at the time such opportunity is discovered that the Bank is planning to enter;

                  (x) counseling, advising, assisting, procuring or aiding any other person in any of the above-recited activities or knowing, or having reason to know, that a Bank employee has or is about to engage in any of the above-recited activities and not revealing said knowledge or belief to the Bank;

                  (xi) abusive use of alcohol or drugs;

                  (xii) any sexual harassment (in any form) of Bank customers or employees; or

                  (xiii) material breach of any provision of this Agreement.

            (e) Notice of Termination. Any termination during the Term (other than termination pursuant to Subsection 5(a) above on account of death or Subsection 5(c) above on account of the Employee's resignation) shall result from a determination of the Bank's Board of Directors, acting in good faith, after the Employee has been informed of the provisions of this Agreement deemed to have been violated and has been provided an opportunity to appear before the Bank's Board of Directors in order to respond to such allegations. Any such termination shall be communicated by written Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

            (f) Date of Termination. The "Date of Termination" shall, for purposes of this Agreement, mean: (i) if the Employee's employment is terminated by his death, the date of his death; (ii) if the Employee's employment is terminated on account of disability pursuant to Subsection 5(b) above, five (5) days after Notice of Termination is given; (iii) if the Employee's employment is terminated on account of his resignation pursuant to Subsection 5(c), the date of such resignation; and (iv) if the Employee's employment is terminated by the Bank for Cause pursuant to Subsection 5(d) above, the date specified in the Notice of Termination.

      6. Compensation upon Termination or During Disability.

            (a) Death. If the Employee's employment shall be terminated by reason of his death, the Bank shall, within ninety (90) days of the Employee's death, pay a lump sum death benefit to such person as the Employee shall have designated in a notice filed with the Bank or, if no such person shall be designated, to the Employee's estate. The amount of such death benefit shall be equal to the portion of the Employee's Base Salary earned as of the date of his death which is due the Employee and which shall, at the date of death, be unpaid.

            (b) Disability. During any period that the Employee is unable, and fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his Base Salary until the Employee's employment is terminated due to disability pursuant to Subsection 5(b) hereof. Upon termination due to death prior to a termination as specified in the preceding sentence, Subsection 6(a) above shall apply. For periods of time after termination pursuant to Subsection 5(b) hereof, any disability payments which the Employee may be entitled to receive pursuant to Subsection 4(c) hereof shall be paid pursuant to the terms of such plan or arrangement.

            (c) Resignation. If the Employee's employment shall be terminated by reason of the Employee's resignation pursuant to Subsection 5(c) hereof, the Employee shall be entitled to the portion of the Employee's Base Salary earned as of the date of his resignation which is due the Employee but unpaid.

            (d) Cause. If the Employee's employment shall be terminated for Cause pursuant to Subsection 5(d) hereof, the Bank shall, through the Date of Termination, continue to pay the Employee his Base Salary at the rate in effect at the time a Notice of Termination is given.

            (e) Termination Without Cause. In the event of a termination of the Employee's employment by the Bank without Cause, the Bank shall pay the Employee the portion of the Base Salary not previously paid the Employee.

      7. Duties Upon Termination. Upon the Employee's termination of employment hereunder for any reason whatsoever, the Employee shall immediately return to the Bank any Confidential Information (as hereinafter defined) and, whether or not constituting Confidential Information, any technical data, loan or deposit information, sales or marketing plans, sales or other records, customer lists, customer records, rolodexes and any manuals, drawings, tape recordings, computer programs, disks, and any other physical representations of any information relating to, the Bank or its affiliates or to the Bank's business. The Employee hereby acknowledges that any and all of such items, physical representations and information are and shall remain at all times the exclusive property of the Bank. The Employee also agrees that upon termination of employment hereunder for any reason whatsoever he shall immediately remove his property and personal effects from all offices of the Bank.

      8. Confidentiality Agreement.

            (a) Confidential Information. The Employee shall not disclose or use or otherwise exploit (for his own benefit or the benefit of any other Person) at any time, either during or after his association with the Bank, any Confidential Information of which the Employee becomes aware, whether or not any such information is developed by him, except to the extent such disclosure or use is required in the performance of assigned duties for the Bank. The Employee shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss or theft. For purposes of this Agreement, "Confidential Information" shall mean all non-public, proprietary technical and commercial information of the Bank or any affiliate, including, without limitation, manner of operations, financial information and lists and records of Bank borrowers or depositors.

            (b) Intellectual Property. In the event that the Employee as part of his duties on behalf of the Bank generates, authors, or contributes to any invention, design, new development, device, method or process, whether or not patentable or reduced to practice or comprising Confidential Information, any copyright work, whether or not comprising Confidential Information, or any other Confidential Information, relating to the Bank (hereinafter collectively referred to as "Intellectual Property") the Employee acknowledges that such Intellectual Property is the exclusive property of the Bank and hereby assigns all right, title and interest in and to such Intellectual Property to the Bank. Any copyrightable work prepared in whole or in part by Employee shall be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Bank shall own all of the rights comprised in the copyright therein. The Employee shall promptly and fully disclose all such Intellectual Property to the Bank and shall cooperate with the Bank to protect the Bank's interests in such Intellectual Property, including, without limitation, providing reasonable assistance in the securing of patent protection and copyright registrations and signing all documents where reasonably requested by the Board of Directors of the Bank, even if such request occurs after the Term.

            (c) Assignment of Intellectual Property. The Employee further agrees that:

                  (i) He will assign to the Bank any Intellectual Property conceived or reduced to practice by him during the Term and related to the Bank or any of its affiliates;

                  (ii) He will execute all papers and perform all acts that the Bank deems necessary or advisable for the preparation, prosecution, issuance, procurement or maintenance of patent applications and patents of the United States or foreign countries for said Intellectual Property;

                  (iii) He will execute any and all papers and documents that shall be required or necessary to vest title in the Bank to said Intellectual Property; and

                  (iv) All models, drawings, memoranda and other materials or records made or used by the Employee in connection with his duties shall be the property of the Bank and shall be left with the Bank at the expiration or termination of this Agreement.

            (d) Injunctive Relief; Invalidity of Any Provision. The Employee acknowledges that his breach of any covenant contained in this Section 8 will result in irreparable injury to the Bank and any of its affiliates and that the Bank's and the affiliate's remedy at law for such a breach will be inadequate. Accordingly, the Employee agrees and consents that either the Bank or any of its affiliates, in addition to all other remedies available to any of them at law and in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the Bank of any covenant contained in this Section 8. If any provision of this Section 8 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

            (e) Rights Cumulative. The rights and remedies of the Bank under this Section 8 are in addition to, and cumulative of, any other rights and remedies that the Bank may have, whether by law or by equity.

      9. Restrictive Covenants.

            (a) Acknowledgments. The undersigned acknowledges that (i) his services as a Bank Employee have been of a special, unique and extraordinary character and that his position with TBI and/or the Bank placed him in a position of confidence and trust with the customers of TBI and/or the Bank and allowed him access to Confidential Information, (ii) he will benefit from the consummation of the transactions contemplated under the Agreement, (iii) he would not have had significant contact with any TBI and/or the Bank customers if not for his service as a Bank Employee and the name, reputation and goodwill of TBI and/or the Bank, (iv) the nature and periods of restrictions imposed by the covenants contained in this Section 9 are fair, reasonable and necessary to protect and preserve for the Company and the Bank (A) the customer relationships developed by TBI and/or the Bank through significant time and expense and (B) the benefits of the undersigned's service as a Bank Employee, (v) the Company, the Bank and their Affiliates would sustain great and irreparable loss and damage if the undersigned were to breach any of such covenants, (vi) the Company, the Bank and their Affiliates conduct their business actively in and throughout the entire Territory (as herein defined) and (vii) the Territory is reasonably sized.

            (b) Covenants. Having acknowledged the foregoing, the undersigned covenants and agrees with the Company that (except in the event the Employee's employment hereunder is terminated by the Bank during the Term without Cause) he will not, directly or indirectly, from the date hereof through the date one year following the Effective Time, engage in any of the following:

                  (i) attempt in any manner to cause or otherwise encourage any employee of the Bank to leave the employ of the Bank;

                  (ii) (A) engage in or (B) own, manage, operate, join, control, assist, participate in or be connected with, directly or indirectly, as an officer, director, shareholder, member, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any Person which is, at the time, directly or indirectly, engaged in, any portion of the Financial Industry within the Territory or in competition within the Territory with any aspect of the business activities of the Company, the Bank or any Affiliate thereof
(provided,   however,  that  the
undersigned may own, solely as a passive investment, securities of any Person which are traded on a national securities exchange or in the over-the-counter market if the undersigned does not own more than one percent (1%) of any class of securities of such Person);

                  (iii) solicit, divert, or take away, or attempt to solicit, divert or take away, the Financial Industry business or relationship of any of the customers of the Company, the Bank or any of their Affiliates, or any prospective customers which were solicited by the Bank while the undersigned was a Bank Employee, for the purpose of selling to or servicing for any such customer or prospective customer any Financial Industry product or service; or

                  (iv) cause or attempt to cause any of the foregoing customers or prospective customers of the Company or the Bank to refrain from maintaining or acquiring from or through the Company or the Bank (or any of their Affiliates) any banking product or service, and will not assist any other Person or Persons to do so.

                  The undersigned covenants further that, without limitation as to time, he will not directly or indirectly disclose or use or otherwise exploit for his own benefit, or the benefit of any other Person, any Confidential Information.

            (c) Definitions. For purposes of this Agreement,

                  (i) the "Territory" shall mean that area comprised of all points in Scott County, Indiana and in all Indiana counties contiguous to Scott County, Indiana. The undersigned shall be prohibited from maintaining a business address within such Territory if he is engaged in any of the activities enumerated in Subsection 9(b)(ii) hereof at such address, and he shall also be prohibited from engaging in any of the activities enumerated in Subsection 9(b)(ii) hereof within such Territory even if the undersigned maintains a business or residential address outside said Territory; and

                  (ii) the "Financial Industry" shall mean the banking, mortgage banking and/or finance business, and any and all activities and enterprises incidental or related thereto.

            (d) Injunctive Relief; Invalidity of Any Provision. The undersigned acknowledges that his breach of any covenant contained in this Section 9 will result in irreparable injury to the Company, the Bank and their Affiliates and that the Company's, the Bank's and the Affiliates' remedy at Law for such a breach will be inadequate. Accordingly, the undersigned agrees and consents that the Company, the Bank or any of their Affiliates, in addition to all other remedies available to any of them at Law, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the undersigned of any covenant contained in this Section
9. If any provision of this Section 9 is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

            (e) Rights Cumulative. The rights and remedies of the Company, the Bank and their Affiliates under this Section 9 are in addition to, and cumulative of, any other rights and remedies that the Company, the Bank or any of their Affiliates may have by Law with respect to this Agreement. The parties further agree that in the event of a breach by the undersigned of Section 6(b) hereof, the period set forth in Section 6(b) hereof shall not begin until the undersigned permanently ceases his breach thereof.

      10. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, whether written or oral. No provisions of any employee handbook of the Bank shall be deemed part of this Agreement. No supplements, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

      11. Successors and Assigns; Assignment. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that this Agreement is intended to be personal to the Employee and the rights and obligations of the Employee hereunder may not be assigned or transferred by him.

      12. Notices. Any deliveries, notices or other communications required or permitted hereunder shall be deemed to have been duly made or given (i) if delivered in person, (ii) if sent by registered mail, return receipt requested, postage prepaid, (iii) if sent by a nationally recognized overnight courier, or
(iv) if sent by facsimile transmission, to the addresses or facsimile numbers of the parties as follows:

             Bank:              The Scott County State Bank
                                Attn.:  James D. Rickard, Director
                                101 West Spring Street
                                New Albany, Indiana 47150
                                Facsimile No.: (812) 949-6812

             With a Copy to:    J. David Smith, Jr.
                                Stoll Keenon Ogden PLLC
                                300 West Vine Street, Suite 2100
                                Lexington, Kentucky 40507
                                Facsimile No.: (859) 253-1093

             Employee:          ________________________

or to each party, at such other address or facsimile number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given (i) on the date received if personally delivered, (ii) two days following the date deposited in the mail if delivered by mail, (iii) one day following the date sent by overnight courier if delivered by overnight courier or (iv) the date sent by facsimile if delivered by facsimile transmission.

      13. Governing Law. Subject to Section 18 hereof, this Agreement is executed and delivered in, and shall be governed by, enforced and interpreted in accordance with the laws of, the State of Indiana without taking into account provisions regarding choice of law or conflicts of law, except to the extent certain matters may be governed as a matter of law by federal law.

      14. Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

      15. Severability of Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      16. Survival. The provisions of Section 8 hereof shall survive the termination, for any reason, of this Agreement, in accordance with their terms.

      17. Right of Setoff. Upon termination of Employee's employment, the Bank has the right to set off against and deduct from any amounts payable to Employee hereunder (whether in the form of salary, bonus or otherwise) all and any amounts owing to the Bank by Employee for any reason and in any capacity.

      18. Arbitration. The parties agree, without in any way impairing the rights afforded the Bank pursuant to Section 8(d) or 9(d) hereof, that any issue, dispute, controversy, or claim arising out of, related to or connected in any way with this Agreement which cannot be otherwise resolved, shall be submitted to arbitration in Louisville, Kentucky, in accordance with the Commercial Arbitration Rules of The American Arbitration Association and the ensuing arbitration award may be entered as a final judgment in any court having jurisdiction. Any dispute as to whether an issue is to be resolved by arbitration shall be submitted as part of the arbitration proceeding. As part of the arbitration award, legal costs, attorneys' fees, and the fees of expert witnesses may be assessed against any person found to have acted in bad faith, but in no event shall any arbitration award include any consequential, incidental, special, punitive, or exemplary damages of any nature whatsoever.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.

                                        THE SCOTT COUNTY STATE BANK
                                        ("Bank")

                                        By:__________________________________
                                           STEVE HAUER
                                           PRESIDENT

                                        ("Employee")

                                        _____________________________________
                                        ________________________

                                   EXHIBIT D

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement"), entered into this _____ day of ______________, 2006, by and among Community Bank Shares of Indiana, Inc., an Indiana corporation (the "Company"), The Bancshares, Inc., an Indiana corporation ("TBI"), The Scott County State Bank, an Indiana corporation (the "Bank"), and Steve A. Hauer (the "Executive").

                                   WITNESSETH

WHEREAS, TBI, the Bank's former parent company, entered into a Definitive Agreement with the Company on February 15, 2006 which outlined a series of transactions which resulted contemporaneously herewith in all of the issued and outstanding stock of TBI being acquired by the Company (the "Merger") and the payment of certain sums to Hauer by virtue of his status as a TBI shareholder and the holder of certain options with respect to the TBI common stock (the "Merger Consideration"); and

      WHEREAS, pursuant to subsection 11(b)(ii) of the Executive's employment agreement with the Bank and TBI (the "Employment Agreement"), the Executive is entitled to terminate employment for "Good Reason" (as defined in subsection 9(c) of the Employment Agreement) following a "Change of Control" (as defined in subsection 11(b)(ii)) and receive a payment equal to 2.99 times his "annualized includable compensation for the base period;" and

      WHEREAS, pursuant to subsection 11(b)(iii) of the Executive's Employment Agreement, the Executive is entitled to terminate employment for Good Reason following a Change of Control and receive three years of continued participation in each employee welfare benefit plan in which the Executive and his dependents are entitled to participate prior to a Change of Control (payments under this recital and the preceding recital are collectively referred to as the "Severance Benefit"); and

      WHEREAS, the Executive, the Bank and the Company agree that the Merger permitted the Executive to terminate employment for Good Reason under his Employment Agreement and to receive a payment of his Severance Benefit; and

      WHEREAS, the Company desires to terminate the Executive's Employment Agreement and to continue Executive's employment with the Bank under this Agreement for the six-month period following the closing date of the Merger; and

      WHEREAS, the Bank, TBI and the Executive agree to the termination of the Employment Agreement (and the acknowledgment of the rights of each party thereunder and the waiver by the Executive of certain rights thereunder) and the payment of the Severance Benefit under this Agreement; and

      WHEREAS, the Executive agrees to continue as an employee of the Bank for the six-month period following the closing date of the Merger without terminating employment for Good Reason due to the Merger; and

      WHEREAS, Executive desires to be assured of a secure minimum compensation, fair and reasonable benefits from the Bank for his services and payment of the Severance Benefit; and

      WHEREAS, the Bank desires reasonable protection of its confidential business and customer information which it shall develop over the years at substantial expense and assurance that Executive shall not compete with the Bank for a reasonable period of time after termination of his employment with the Bank, except as otherwise provided herein;

      NOW, THEREFORE, BE IT RESOLVED, in consideration of the foregoing premises, the mutual covenants and undertakings herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound, covenant and agree as follows:

      1. Employment. Upon the terms and subject to the conditions set forth in this Agreement, the Bank employs Executive as the Bank's President and Chief Executive Officer, and Executive accepts such employment.

      2. Positions. (a) Executive agrees to serve as President and Chief Executive Officer of the Bank and to perform such duties in that office as may reasonably be assigned to him by the Company's or the Bank's board of directors and such duties which are of the character as those generally associated with that office; provided, however, that such duties shall be performed in or from the principal executive offices of the Bank, located in Scottsburg, Indiana. Executive shall not be required to be absent from the location of the principal executive offices of the Bank on travel status or otherwise more than 45 days in any calendar year. Neither the Company nor the Bank shall, without the written consent of Executive, relocate or transfer Executive to any other location other than the principal executive office of the Bank in Scottsburg, Indiana. The Executive shall devote substantially all his business time and efforts to the Company's and the Bank's business and shall not engage in other business activities without the Company's prior consent, whether or not such business activity is pursued for profit, gain or other pecuniary advantage. The Executive may invest his assets in such form or manner as shall not require any services on his part in the operation of the affairs of the enterprises in which the investments are made. The Executive may use his discretion in fixing his hours and schedule of work consistent with the proper discharge of his duties.

      (b) During the Term, Company agrees to elect Executive as one of the directors of the Bank.

      3. Term. The term of this Agreement shall begin on ______________, 2006 (the "Effective Date") and shall end on the date which is six months following such date (the "Term"). The parties hereto agree that, upon the expiration of the Term, the Executive's employment with the Bank shall terminate and the Executive shall be entitled to a termination payment under Section 8, unless the Executive and the Bank agree in writing to extend the Term. The Bank shall be under no obligation whatsoever to renew or continue the employment of the Executive.

      4. Salary. Executive shall receive an annual minimum salary of [__________________ Thousand Dollars ($_________)] ("Base Compensation") payable at regular intervals in accordance with the Bank's normal payroll practices in effect from time to time. The Executive also shall be entitled to receive any director's fees for his services as a director of the Bank and any committees of such board of directors which currently is $_______________ per year payable
-----------.

      5. Benefit Programs. (a) During the Term, Executive shall be entitled to participate in or receive benefits under (i) any life, health, hospitalization, medical, dental, disability or other insurance policy or plan, (ii) pension or retirement plan, (iii) bonus or profit-sharing plan or program, (iv) deferred compensation plan or arrangement, and (v) any other executive benefit plan, program or arrangement, made available by the Bank on the date of this Agreement and from time to time in the future to the Bank's directors, officers and employees on a basis consistent with the terms, conditions and overall administration of the foregoing plans, programs or arrangements and with respect to which Executive is otherwise eligible to participate or receive benefits.

      (b) In addition to the benefits described above, the Bank shall provide to Executive, at no expense to the Executive, health care coverage for the Executive and Executive's spouse.

      6. General Policies. (a) So long as the Executive is employed by the Bank pursuant to this Agreement, Executive shall receive reimbursement from the Bank, as appropriate, for all reasonable business expenses incurred in the course of his employment by the Bank, upon submission to the Bank of written vouchers and statements for reimbursement.

      (b) So long as Executive is employed by the Bank pursuant to this Agreement, Executive shall be entitled to office space and working conditions consistent with his position as President and Chief Executive Officer of the Bank.

      (c) During the Term, the Executive shall be entitled to two weeks of paid vacation, which shall be utilized at such times when his absence shall not materially impair the Bank's normal business functions. In addition to the vacation described above, Executive also shall be entitled to all paid holidays customarily given by the Bank to its officers.

      (d) During the Term, the Bank shall provide the Executive with an automobile, either leased or purchased, at no expense to the Executive, and pay for all maintenance and insurance thereon, for use in connection with Executive's performance of his duties. The Executive shall account for any personal use of the automobile in the manner prescribed by the Bank from time to time, and acknowledges that the value of that personal use shall be reflected as taxable income on his Form W-2 from the Bank.

      (e) All other matters relating to the employment of Executive by the Bank not specifically addressed in this Agreement shall be subject to the general policies regarding employees of the Bank in effect from time to time, so long as such general policies are not inconsistent with any of the provisions of this Agreement (in which event the provisions of this Agreement shall control).

      7. Termination of Employment. Subject to the respective continuing obligations of the parties, including but not limited to those set forth in Sections 9 and 10 hereof, Executive's employment by the Bank may be terminated prior to the expiration of the Term of this Agreement by either the Executive or the Bank by delivering a Notice of Termination (as defined in Section 11) two weeks in advance of such termination.

      (b) Nothing contained in this Agreement shall impair, affect or change any requirements otherwise imposed upon the Bank or the Executive by applicable statute, law, rule, regulation or other legal requirement, including, without limitation, the Executive's COBRA rights upon termination of employment.

      8. Termination Payments. (a) In the event of termination of the Executive's employment pursuant to Section 3 or Section 7 hereof, compensation (including Base Compensation) shall continue to be paid, and the Executive shall continue to participate in the employee benefit, retirement and compensation plans and other perquisites as provided in Sections 5 and 6 hereof, through the Date of Termination specified in the Notice of Termination in a manner consistent with the applicable terms of the governing plan documents. Any benefits payable under insurance, health, retirement and bonus plans as a result of the Executive's participation in such plans through such date shall be paid when due under those plans. In addition, the Executive shall be entitled to receive a severance payment of _____________ Dollars ($________) in a lump sum within 30 days of the Date of Termination.

      (b) In addition to the payments provided for in this Section, the Executive and his dependents shall also be entitled to continue participation in each Employee Welfare Benefit Plan (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) in which the Executive was a participant as of the Date of Termination for the three-year period following the Date of Termination unless a no less favorable benefit is provided by a subsequent employer of the Executive. If the terms of any Employee Welfare Benefit Plan or applicable laws do not permit continued participation by the Executive, Bank shall, at its sole cost and expense, arrange to provide to the Executive and his dependents a benefit substantially similar to, and no less favorable than, the benefit they were entitled to receive under such Employee Welfare Benefit Plan at the end of the period of coverage.

      (c) In the event the Executive is a Key Employee on the Date of Termination, payment of all amounts under subsection 8(a) will be suspended for six months following the Executive's Separation from Service (as defined below). The Executive will receive payment on the first day following the six-month suspension period. If the Executive incurs a Separation from Service due to death, regardless of whether the Executive meets the definition of a Key Employee, payment of his benefit will not be suspended. For purposes of this subsection, "Key Employee" means the Executive is an officer of the Bank having annual compensation greater than $140,000 (as adjusted in the same manner as under Section 415(d) of the Internal Revenue Code of 1986, as amended (the "Code")) except that the base period will be the calendar quarter beginning July 1, 2001, and any increase under this sentence which is not a multiple of $5,000 will be rounded to the next lower multiple of $5,000); a five-percent owner of the Company; or a one-percent owner of the Company having an annual compensation greater than $150,000. For purposes of this subsection, "Separation from Service" means the date on which the Executive dies, retires or otherwise experiences a Termination of Employment with the Bank. Provided, however, a Separation from Service does not occur if the Executive is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months, or if the leave is for a longer period, so long as the individual's right to reemployment with the Bank is provided either by statute or by contract. If the period of leave exceeds six months and the Executive's right to reemployment is not provided either by statute or contract, there will be a Separation from Service on the first date immediately following such six-month period. An Executive will incur a "Termination of Employment" when a termination of employment is incurred under Proposed Treasury Regulation 1.409A-1(h)(ii) or any final version of such Proposed Regulation.

      (d) In no event will any payments made under this Agreement exceed an amount which would be subject to an excise tax as an "excess parachute payment" under Code Section 280G.

      9. Confidentiality Covenants. In order to induce the Bank to enter into this Agreement, the Executive hereby agrees as follows:

      (a) Confidential Information. The Executive shall not disclose or use or otherwise exploit (for his own benefit or the benefit of any other Person) at any time, either during or after his association with the Bank, any Confidential Information of which the Executive becomes aware, whether or not any such information is developed by him, except to the extent such disclosure or use is required in the performance of assigned duties for the Bank. The Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss or theft. For purposes of this Agreement, "Confidential Information" shall mean all non-public, proprietary technical and commercial information of the Bank or any affiliate, including, without limitation, manner of operations, financial information and lists and records of Bank borrowers or depositors.

      (b) Intellectual Property. In the event that the Executive as part of his duties on behalf of the Bank generates, authors, or contributes to any invention, design, new development, device, method or process, whether or not patentable or reduced to practice or comprising Confidential Information, any copyright work, whether or not comprising Confidential Information, or any other Confidential Information, relating to the Bank (hereinafter collectively referred to as "Intellectual Property") the Executive acknowledges that such Intellectual Property is the exclusive property of the Bank and hereby assigns all right, title and interest in and to such Intellectual Property to the Bank. Any copyrightable work prepared in whole or in part by Executive shall be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Bank shall own all of the rights comprised in the copyright therein. The Executive shall promptly and fully disclose all such Intellectual Property to the Bank and shall cooperate with the Bank to protect the Bank's interests in such Intellectual Property, including, without limitation, providing reasonable assistance in the securing of patent protection and copyright registrations and signing all documents where reasonably requested by the board of directors of the Bank, even if such request occurs after the Term.

      (c) Assignment of Intellectual Property. The Executive further agrees that:

            (i) He will assign to the Bank any Intellectual Property conceived or reduced to practice by him during the Term and related to the Bank or any of its affiliates;

            (ii) He will execute all papers and perform all acts that the Bank deems necessary or advisable for the preparation, prosecution, issuance, procurement or maintenance of patent applications and patents of the United States or foreign countries for said Intellectual Property;

            (iii) He will execute any and all papers and documents that shall be required or necessary to vest title in the Bank to said Intellectual Property; and

            (iv) All models, drawings, memoranda and other materials or records made or used by the Executive in connection with his duties shall be the property of the Bank and shall be left with the Bank at the expiration or termination of this Agreement.

      (d) Injunctive Relief; Invalidity of Any Provision. The Executive acknowledges that his breach of any covenant contained in this Section will result in irreparable injury to the Bank and any of its affiliates and that the Bank's and the affiliate's remedy at law for such a breach will be inadequate. Accordingly, the Executive agrees and consents that either the Bank or any of its affiliates, in addition to all other remedies available to any of them at law and in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the Bank of any covenant contained in this Section. If any provision of this Section is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

      (e) Rights Cumulative. The rights and remedies of the Bank under this Section are in addition to, and cumulative of, any other rights and remedies that the Bank may have, whether by law or by equity.

      10. Non-Compete Covenants.

      (a) Acknowledgments. The undersigned acknowledges that (i) his services as a Bank employee have been of a special, unique and extraordinary character and that his position with the Bank placed him in a position of confidence and trust with the customers of the Bank and allowed him access to Confidential Information, (ii) he has benefited from the consummation of the Merger and he will benefit from the consummation of the transactions contemplated under the Agreement, (iii) he would not have had significant contact with any Bank customers if not for his service as a Bank employee and the name, reputation and goodwill of the Bank, (iv) the nature and periods of restrictions imposed by the covenants contained in this Section 10 are fair, reasonable and necessary to protect and preserve for the Bank (A) the customer relationships developed by the Bank through significant time and expense and (B) the benefits of the undersigned's service as a Bank employee, (v) the Bank and its affiliates (including, without limitation, the Company and its subsidiaries) would sustain great and irreparable loss and damage if the undersigned were to breach any of such covenants, (vi) the Bank and its affiliates (including, without limitation, the Company and its subsidiaries) conduct its business actively in and throughout the entire Territory (as herein defined) and (vii) the Territory is reasonably sized.

      (b) Covenants. Having acknowledged the foregoing, the undersigned covenants and agrees with the Bank, in consideration of the Merger Consideration and the benefits to the Executive under this Agreement, that he will not, directly or indirectly, from the date hereof through the date three years following the date the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Indiana, engage in any of the following:

            (i) attempt in any manner to cause or otherwise encourage any employee of the Bank to leave the employ of the Bank;

            (ii) (A) engage in or (B) own, manage, operate, join, control, assist, participate in or be connected with, directly or indirectly, as an officer, director, shareholder, member, partner, proprietor, employee, agent, consultant, independent contractor or otherwise, any person or entity which is, at the time, directly or indirectly, engaged in, any portion of the Financial Industry within the Territory or in competition within the Territory with any aspect of the business activities of the Bank or any affiliate thereof (provided, however, that the undersigned may own, solely as a passive investment, securities of any person which are traded on a national securities exchange or in the over-the-counter market if the undersigned does not own more than one percent (1%) of any class of securities of such person or entity);

            (iii) solicit, divert, or take away, or attempt to solicit, divert or take away, the Financial Industry business or relationship of any of the customers of the Bank or any of its affiliates, or any prospective customers which were solicited by the Bank while the undersigned was a Bank employee, for the purpose of selling to or servicing for any such customer or prospective customer any Financial Industry product or service; or

            (iv) cause or attempt to cause any of the foregoing customers or prospective customers of the Bank to refrain from maintaining or acquiring from or through the Bank (or any of its affiliates) any

      Financial Industry product or service, and will not assist any other person or persons or entity or entities to do so.

            The Executive covenants further that, without limitation as to time, he will not directly or indirectly disclose or use or otherwise exploit for his own benefit, or the benefit of any other person, any Confidential Information.

      (c) Definitions. For purposes of this Agreement,

            (i) the "Territory" shall mean that area comprised of all points in Scott County, Indiana and in all Indiana counties contiguous to Scott County, Indiana. The undersigned shall be prohibited from maintaining a business address within such Territory if he is engaged in any of the activities enumerated in subsection 10(b)(ii) hereof at such address, and he shall also be prohibited from engaging in any of the activities enumerated in subsection 10(b)(ii) hereof within such Territory even if the undersigned maintains a business or residential address outside said Territory; and

            (ii) the "Financial Industry" shall mean the banking, mortgage banking and/or finance business, and any and all activities and enterprises incidental or related thereto.

      (d) Injunctive Relief; Invalidity of Any Provision. The undersigned acknowledges that his breach of any covenant contained in this Section 10 will result in irreparable injury to the Company, the Bank and their affiliates and that the Company's and the Bank's affiliates' remedy at law for such a breach will be inadequate. Accordingly, the undersigned agrees and consents that the Company, the Bank or any of their respective affiliates, in addition to all other remedies available to any of them at law, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by the undersigned of any covenant contained in this Section
10. If any provision of this Section is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

      (e) Rights Cumulative. The rights and remedies of the Company, the Bank and their affiliates under this Section are in addition to, and cumulative of, any other rights and remedies that the Bank or any of its affiliates may have by law with respect to this Agreement. The parties further agree that in the event of a breach by the undersigned of subsection 10(b), the period set forth in subsection 10(b) hereof shall not begin until the undersigned permanently ceases his breach thereof.

      11. Notice of Termination. Any termination of the Executive's employment with the Bank as contemplated by Section 7 hereof, except in the circumstances of the Executive's death, shall be communicated by a written "Notice of Termination" by the terminating party to the other parties hereto.

      12. Suspensions. If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's or any affiliates' affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(3) and (g)(1)), the Company's and Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

      13. Removal. If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's or any affiliates' affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

      14. Regulatory Oversight. (a) All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of the Bank by order of any state or federal banking regulatory agency with supervision of the Company, the Bank or any of their affiliates, unless stayed by appropriate proceedings, and the Bank shall not be under any obligation to perform any of its obligations hereunder if it is informed in writing by any state or federal banking regulatory agency with supervision of the Company, the Bank or any of their affiliates that performance of such obligations would constitute an unsafe or unsound banking practice.

      (b) If the Bank is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties.

      (c) Notwithstanding anything herein to the contrary, any payments made to the Executive pursuant to the Agreement, or otherwise, shall be subject to and conditional upon compliance with 12 USC ss.1828(k) and any regulation promulgated thereunder.

      15. Legal Fees. If a dispute arises regarding the interpretation or enforcement of this Agreement and the Executive obtains a final judgment in his favor in a court of competent jurisdiction, all reasonable legal fees and expenses incurred by the Executive in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or otherwise pursuing his claim shall be paid by the Bank, to the extent permitted by law.

      16. Death. Should the Executive die after termination of his employment with Bank while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by the Executive's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to his estate.

      17. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:   Steve A. Hauer

                                         _________________________
                                         Scottsburg, IN 47170

                  If to the Company:     Community Bank Shares of Indiana, Inc.
                                         James D. Rickard
                                         President and Chief Executive Officer
                                         101 West Spring Street
                                         New Albany, IN  47150
                                         Facsimile Number:  (812) 949-6812

                  If to the Bank:        The Scott County State Bank
                                         125 West McClain Avenue
                                         Scottsburg, Indiana 47170
                                         Facsimile No.: (812) _______

                  With a Copy to:        J. David Smith, Jr.
                  Company Counsel        Stoll Keenon Ogden PLLC
                                         300 West Vine Street, Suite 2100
                                         Lexington, Kentucky 40507
                                         Facsimile No.: (859) 246-3662

or to such other address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      18. Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana, without reference to the choice of law principles or rules thereof, except to the extent that federal law shall be deemed to apply.

      19. Successors and Assigns. The Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank, by agreement in form and in substance satisfactory to the Executive, in the exercise of his reasonable judgment, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement. As used in this Agreement, "Bank" shall mean Bank as hereinbefore defined and any successor to its business or assets as aforesaid.

      20. Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Bank and the Executive. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a wavier of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

      21. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

      22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

      23. Assignment. This Agreement is personal in nature and no party hereto shall, without consent of the other parties, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Section 16 and
Section 19 above.

      24. Enforcement. The Executive acknowledges that the restrictions contained in Section 9 and 10, in view of the nature of the business in which the Company and the Bank is engaged, are reasonable and necessary in order to protect the legitimate business interests of the Bank and that any violation of
Section 9 or 10 would result in irreparable injury to the Company and the Bank. In the event of a breach or a threatened breach by the Executive of Section 9 or 10 of this Agreement, the Company and the Bank shall be entitled to an injunction restraining the Executive from the commission of such breach, and to recover their attorneys' fees, costs and expenses related to the breach or threatened breach. Nothing herein contained shall be construed as prohibiting the Company and the Bank from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of money damages. These covenants and disclosures shall each be construed as independent of any other provisions in this Agreement, and the existence of any claim or cause of action by the Executive against the Company and the Bank, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Bank of such covenants and agreements. If any provision of this Agreement, including Section 9 or 10, is invalid in part or in whole, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, shall be enforceable. The parties shall execute all documents necessary to evidence such amendment.

      25. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. The Bank shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of the Bank or the Executive, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. The Bank shall reimburse the Executive for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, following the delivery of the decision of the arbitrator finding in favor of the Executive; provided that if such finding is not in favor of the Executive then such the Executive shall reimburse the Bank for the initial filing fee paid by either of them to the AAA. Further, the settlement of the dispute by the parties to be approved by the board of directors of the Bank may include a provision for the reimbursement by the Bank to the Executive for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions. Additionally, the board of directors of the Bank may authorize such reimbursement of such costs and expenses by separate action upon a written action and determination of such board of directors following a final disposition of the matter. Such reimbursement shall be paid within ten days of the Executive furnishing to the Bank evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Executive.

      26. Document Review. The Bank and the Executive hereby acknowledge and agree that each (i) has read this Agreement in its entirety prior to executing it, (ii) understands the provisions and effects of this Agreement, (iii) has consulted with such attorneys, accountants and financial and other advisors as it or he has deemed appropriate in connection with their respective execution of this Agreement, and (iv) has executed this Agreement voluntarily and knowingly. THE EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY LEGAL COUNSEL TO THE BANK AND THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM SUCH COUNSEL.

      27. Entire Agreement This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

      28. Termination of Employment Agreement; Waiver of Certain Rights. The parties hereto agree that effective this date the Employment Agreement is terminated in all respects. Executive further agrees that, in exchange for the Merger Consideration and the benefits to Executive hereunder, and in consideration of the fact that any options granted to Executive in 2006 pursuant to Section 6 of the Employment Agreement may have been without value in light of the Merger, he hereby waives any and all rights he may have or had had to receive stock options regarding TBI common stock in 2006 pursuant to Section 6 of the Employment Agreement.

      IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered as of the ___ day of_______________, 2006.

                                          COMMUNITY BANK SHARES OF INDIANA, INC.


                                          By: __________________________________

                                          THE SCOTT COUNTY STATE BANK
                                          ("Bank")


                                          By: __________________________________

                                          THE BANCSHARES, INC.


                                          By: __________________________________

                                          EXECUTIVE

                                          ______________________________________
                                          Steve A. Hauer

                                   EXHIBIT "E"

                               MATTERS AS TO WHICH
                          KRIEG DEVAULT LLP WILL OPINE

      Capitalized terms used in this Exhibit shall have the respective meanings set forth in the Agreement.

      1. TBI is a bank holding company existing and in good standing under the Laws of the State of Indiana with corporate power and authority to conduct its business and to own and use its Assets. The Bank is a state banking corporation existing and in good standing with the FDIC and under the Laws of the State of Indiana with corporate power and authority to conduct its business and to own and use its Assets.

      2. TBI's authorized capital stock consists of 252,000 shares of TBI Common Stock, of which, 202,908 shares were outstanding as of the Closing Date. The outstanding shares of TBI Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. There are no Rights obligating TBI to issue or acquire any of its equity securities.

      3. The Bank's authorized capital stock consists of ___________ shares of Bank common stock, of which, ___ shares were outstanding as of the Closing Date. The outstanding shares of Bank common stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. There are no Rights obligating the Bank to issue or acquire any of its equity securities.

      4. The execution and delivery by TBI of the Agreement do not, and if TBI were now to perform its obligations under the Agreement, such performance would not, violate or contravene any provision of the Articles of Incorporation or Bylaws of TBI or, to our Knowledge, result in any material breach of, or default or acceleration under, any Contract or Order to which TBI or any TBI Subsidiary is a party or by which any of such Persons is bound.

      5. The Agreement has been duly and validly executed and delivered by TBI and assuming valid authorization, execution and delivery of the Agreement by the Company and Merger Subsidiary, constitutes a valid and binding agreement of TBI, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

                                   EXHIBIT "F"

                               MATTERS AS TO WHICH
                       STOLL KEENON OGDEN PLLC WILL OPINE

      Capitalized terms used in this Exhibit shall have the respective meanings set forth in the Agreement.

      1. The Company is a bank holding company existing and in good standing under the Laws of the State of Indiana with corporate power and authority to conduct its business and to own and use its Assets. Merger Subsidiary is a company existing and in good standing under the Laws of the State of Indiana with the corporate power and authority to conduct its business and to own and use its Assets.

      2. The Company's authorized capital stock consists of 5,000,000 shares of preferred stock and 10,000,000 shares of Company Common Stock, of which no shares and ____ shares, respectively, were outstanding as of the Closing Date. The outstanding shares of Company Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders and are fully paid and nonassessable.

      3. The execution and delivery by the Company and Merger Subsidiary of the Agreement do not, and if the Company and Merger Subsidiary were now to perform their respective obligations under the Agreement such performance would not, violate or contravene any provision of the Articles of Incorporation or Bylaws of the Company or Merger Subsidiary or, to our Knowledge, result in any material breach of, or default or acceleration under, any Contract or Order to which Company, Merger Subsidiary or any Company Subsidiary is a party or by any of such Persons is bound.

      4. The Agreement has been duly and validly executed and delivered by the Company and Merger Subsidiary, and, assuming valid authorization, execution and delivery of the Agreement by TBI, constitutes a valid and binding agreement of the Company and Merger Subsidiary enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

      5. The shares of Company Common Stock to be issued to the shareholders of TBI as contemplated in the Agreement have been registered under the 1933 Act, and when issued and delivered following consummation of the Merger will be fully paid and nonassessable under the IBCL.